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                                                                    Exhibit 10.6


THIS AGREEMENT is dated 13th July 2000 and is made BETWEEN:

(1) GEAC CANADA LIMITED, a limited liability company, incorporated under the laws of Canada, having its registered office at Suite 601 4100 Yonge Street, Toronto, Ontario, M2P 2G2, Canada ("GEAC CANADA"); and

(2) GEAC COMPUTER CORPORATION LIMITED, a limited liability company, incorporated under the laws of Canada, having its registered office at Suite 601 4100 Yonge Street, Toronto, Ontario, M2P 2G2, Canada ("THE VENDOR"); and

(3) INGLEBY (1306) LIMITED (No. 3982820), whose registered office is at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA ("NEWCO 1"); and

(4) SBS INTERNATIONAL HOLDINGS LIMITED (No. 4004867), whose registered office is at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA ("NEWCO 2").

WHEREAS

(A) GEAC UK (as defined below) is a private company incorporated in England and Wales and limited by shares. The Vendor has agreed to sell and Newco 1 has agreed to purchase the GEAC UK Sale Shares (as defined below) upon the terms and subject to the conditions of this Agreement ("THE GEAC UK ACQUISITION");

(B) GEAC GmbH (as defined below) is a limited liability company, incorporated under the laws of Austria. The Vendor has agreed to sell and Newco 2 has agreed to purchase the GEAC GmbH Sale Shares (as defined below) upon the terms and subject to the conditions of this Agreement ("THE GEAC GMBH ACQUISITION").

(C) The Management Data Subsidiaries (as defined below) are various private and limited liability companies, each incorporated in its relevant jurisdiction. The Vendor has agreed to sell and Newco 2 has agreed to purchase the Management Data Subsidiaries Sale Shares (as defined below), upon the terms and subject to the conditions of this Agreement ("THE MANAGEMENT DATA SUBSIDIARIES ACQUISITION").

NOW IT IS HEREBY AGREED as follows:

1     DEFINITIONS AND INTERPRETATION

      In this Agreement unless the context otherwise requires:

1.1   GEAC UK SPECIFIC DEFINITIONS

      "ASSURANCE" means assignment or transfer of the relevant Retained Geac Property;

      "THE CANNON STREET PROPERTY" means the leasehold property known as part 12th floor of the Tower Block, 78 Cannon Street, London, EC4 demised by a lease dated 21 October 1999 made between MWB (Cannon Centre) Limited (1) and Geac Computers Limited (2);

      "GEAC 2" means Geac Computers (2) Limited (Registered No. 4018356);

      "GEAC FINANCIAL INFORMATION" means the historical trading summary and analysis by location of the Smartstream Business contained in Part A of schedule 11;


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      "GEAC UK" means GEAC Computers Limited (No. 1219434) whose registered office is at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA and with further details as set out in Part A of schedule 2;

      "GEAC UK GROUP" means together GEAC UK and the GEAC UK Subsidiary;

      "GEAC UK GROUP COMPANY" means each and any body corporate in the GEAC UK Group;

      "GEAC UK PROPERTIES" means the leasehold properties details of which are set out in Part A schedule 3;

      "GEAC UK BRISTOL PROPERTY" means the leasehold property at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA;

      "THE GEAC UK REORGANISATION STEP PLAN" means the paper in the agreed form setting out the steps in a re-organisation involving, amongst others, GEAC UK and the GEAC UK Subsidiary;

      "THE GEAC UK REORGANISATION" means the transactions and other matters referred to in the GEAC UK Reorganisation Step Plan and implemented pursuant to, inter alia, the GEAC UK Reorganisation Documents;

      "THE GEAC UK REORGANISATION DOCUMENTS" means certain of the documents relating to the GEAC UK Reorganisation as listed in schedule 10;

      "THE GEAC UK RESTRICTED PRODUCTS" means all products which are developed, produced, distributed or sold in respect of the Smartstream Business at the Completion Date being "Smartstream Reconciliations", "Smartstream FX Confirmations", "Smartstream ETC", "Smartstream Investigations", "Cyberstream Web Enabled", "Smartsteps", "Smartstream Cash Management", "Smartstream CCM", "Smartstream Collateral Management", "Smartstream Risk Management", "Smartstream Securities Confirmations", "Smartstream CLS", "Smartstream GSTPA", "Smartstream STP" and "Smartstream Trade Finance", "Smartstream Credit Risk", "Smartstream Payments", "Smarstream Control", "Smartstream Securities", "Smartstream Cash", "Smartstream Exceptions", "Smartstream Trade" and "Smartstream Workflow";

      "THE GEAC UK RESTRICTED SERVICES" means all services which are supplied in respect of the Smartstream Business at the Completion Date being the installation, upgrading and customisation of the GEAC UK Restricted Products and training in respect of the GEAC UK Restricted Products;

      "GEAC UK SALE SHARES" means 6,000,000 A Tracker Shares being the entire issued A Tracker Shares of GEAC UK;

      "GEAC UK SCHEME" means the GEAC Computers Limited Staff Benefits Scheme established by a trust deed dated 28 March 1991;

      "GEAC UK SUBSIDIARY" means Generator /400 Limited (registered no.2285524) whose registered office is at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA and with further details as set out in Part B of schedule 2;

      "GEAC UK WARRANTIES" means the Warranties as to the matters stated in Part B of schedule 7;


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      "GEAC UK GROUP WARRANTIES" means the Warranties as to the matters stated
      in Part C of schedule 7;

      "GEAC UK TAX WARRANTIES" means the Warranties as to the matters stated in Part F of schedule 7;

      "THE HIGH WYCOMBE PROPERTY" means the leasehold property known as premises on Level 2 and part of Level 3 Block A and part Level 3 Block A of the Dun & Bradstreet Building, Holmer Farm Way, High Wycombe demised or to be demised by the following:

      (a)   Lease dated 31 October 1997 made between Dun & Bradstreet Limited
            (1) Geac Computers Limited (2) and Geac Computer Corporation Limited
            (3); and

      (b) Agreement for Lease dated 3 April 2000 made between Dun & Bradstreet Limited (1) and GEAC UK (2);

      "LEASE" means the lease or agreement for lease if no lease has yet been granted of each Retained GEAC Property together with any deeds or documents supplemental thereto;

      "THE NESTON PROPERTY" means the leasehold property known as basement and ground floor offices at Hinderton Hall, Neston, South Wirral demised by a lease dated 22 October 1998 made between Hinderton Estates Limited (1) and Phoenix Systems Limited (2);

      "THE NEW HIGH WYCOMBE LEASE" means the lease of premises known as Part Level 3 Block A of the Dun & Bradstreet Building, Holmer Farm Way, High Wycombe to be granted pursuant to the Agreement for Lease dated 3 April 2000 made between Dun & Bradstreet Limited (1) and GEAC UK(2) together with any documents supplemental thereto;

      "REQUISITE CONSENT" means the consent of a landlord or other third party required in order that a Retained GEAC Property may be lawfully assigned to GEAC 2;

      "THE RETAINED GEAC PROPERTIES" means together the High Wycombe Property, the Cannon Street Property, the Twickenham Property and the Neston Property and any other freehold or leasehold property to be transferred to GEAC 2 pursuant to the asset sale agreement dated 3 July 2000 made between GEAC UK (1) and GEAC 2 (2);

      "REVERSIONER" means any reversioner whether immediate or not in respect of any Lease;

      "THE SMARTSTREAM ASSETS" means the Smartstream Fixed Equipment, the Smartstream Movable Equipment (including the Smartstream Computer Systems), the Smartstream Intangible Assets, the Smartstream Intellectual Property, the Smartstream Developed Software, the benefit of the Smartstream Contracts and the Smartstream Licences, the Smartstream Third Party Rights and all other assets whatsoever used exclusively and wheresoever located for the purposes of the Smartstream Business;

      "THE SMARTSTREAM BUSINESS" means the business known as "the Smartstream Reconciliations Business" and/or "SSR" at the Completion Date being the business of the development, production, distribution and sale of products and related services


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      to deliver integrated transaction management solutions to banks and other financial institutions to customers worldwide;

      "THE SMARTSTREAM BUSINESS NAMES" means all rights, titles and interest in the names "Smartstream Reconciliation", "Smartstream FX Confirmations", "Smartstream ETC", "Smartstream Investigations", "Smartstream Cash Management", "Smartstream CCM", "Smartstream Collateral Management", "Smartstream Risk Management", "Smartstream Securities Confirmations", "Smartstream CLS", "Smartstream GSTPA", "Smartstream STP", "Smartstream Trade Finance", "Cyberstream Web Enabled", "Smartsteps", "Smartstream Credit Risk", "Smartstream Control", "Smartstream Securities", "Smartstream Cash", "Smartstream Exceptions" and "Smartstream Trade";

      "THE SMARTSTREAM BUSINESS TRANSFER DATE" means 3 July 2000;

      "THE SMARTSTREAM COMPUTER SYSTEMS" means any computer hardware, software, networking equipment or other equipment used exclusively in connection with the Smartstream Business which is reliant upon microchip technology for one or more of the following purposes:

            (i)   accounting and management information;

            (ii)  payroll;

            (iii) invoicing and credit control;

            (iv)  production or design processes;

            (v)   sales and marketing information;

            (vi)  stock control;

            (vii) communications with customers, suppliers and trading partners in connection with the Smartstream Business or internally within the GEAC UK Group; or

           (viii) any other purpose which is material to the management or operation of the Smartstream Business or the GEAC UK Group;

      "THE SMARTSTREAM CONFIDENTIAL INFORMATION" means trade secrets and information equivalent to them (including but not limited to formulae, processes, methods, knowledge and Smartstream Know-how) in connection with the products developed, produced, distributed and sold and the services supplied in connection with the Smartstream Business and the customers and suppliers in connection with the Smartstream Business and which are for the time being confidential in respect of the Smartstream Business;

      "THE SMARTSTREAM CONTRACTS" means the Smartstream Customer Contracts, the Smartstream Supply Contracts and the Smartstream Finance Agreements;

      "THE SMARTSTREAM CUSTOMER CONTRACTS" means all of the contracts, agreement, orders, engagements and binding arrangements (whether written or oral) in respect of the Smartstream Business and the customers of the Smartstream Business for the supply of products or services in relation to the Smartstream Business which were subsisting immediately before the Smartstream Business Transfer Date;


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         "SMARTSTREAM DEVELOPED SOFTWARE" means any software developed by or on behalf of or in connection with the Smartstream Business and used in the Smartstream Business or by customers of the Smartstream Business as at the date of this Agreement;

         "THE SMARTSTREAM EMPLOYEES" means the persons employed in relation to the Smartstream Business immediately before the Smartstream Business Transfer Date;

         "THE SMARTSTREAM FIXED EQUIPMENT" means all of the equipment used exclusively in the Smartstream Business, wheresoever located, immediately before the Smartstream Business Transfer Date;

         "THE SMARTSTREAM FINANCE AGREEMENTS" means the leasing, hire purchase, credit sale and other similar agreements relating to equipment used exclusively in connection with Smartstream Business;

         "SMARTSTREAM INTANGIBLE ASSETS" means all customer and supplier lists maintained by or on behalf of the Smartstream Business (and/or copies of the same) on the Completion Date;

         "THE SMARTSTREAM INTELLECTUAL PROPERTY" means all the Intellectual Property Rights owned and/or used in connection with the Smartstream Business prior to the date of this Agreement;

         "SMARTSTREAM KNOW-HOW" means all industrial and commercial information and techniques, (wherever situate) pertaining to the Smartstream Business;

         "THE SMARTSTREAM LICENCES" means the benefit of all such licences, permits or consents (not falling within the Smartstream Contracts or relating to the GEAC UK Properties) as were required in connection with the Smartstream Business immediately before the Smartstream Business Transfer Date including without limitation in relation to any Smartstream Third Party Systems Software;

         "THE SMARTSTREAM MOVABLE EQUIPMENT" means all of the moveable equipment (including but not limited to furniture and fittings and motor vehicles) used exclusively in the Smartstream Business immediately before the Smartstream Business Transfer Date;

         "THE SMARTSTREAM SUPPLY CONTRACTS" means all of the contracts, agreements, orders, engagements and arrangements (whether written or oral) with suppliers for the supply of products (including software) or services in the ordinary course of trading in relation to the Smartstream Business subsisting immediately before the Smartstream Business Transfer Date;

         "THE SMARTSTREAM THIRD PARTY RIGHTS" means the benefit belonging to either member of the GEAC UK Group of:

         (a) all claims against, or right to make claims against, third parties (excluding insurers) in respect of loss of or damage or injury caused to the Smartstream Business or any of the Smartstream Assets to the extent that such loss, damage or injury had not been made good by and at the cost of any Vendor Group Company on or before the Smartstream Business Transfer Date;

         (b) all rights in connection with the Smartstream Business in respect of products supplied in connection with the Smartstream Business on terms as to


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             retention of title and to which title was retained at the
             Smartstream Business Transfer Date; and

         (c) all claims against, or the right to make any claims against, any third party in respect of any goods, equipment or other items in respect of the Smartstream Business on or before the Smartstream Business Transfer Date and which form part of the Smartstream Assets;

         "SMARTSTREAM THIRD PARTY SYSTEMS SOFTWARE" means any software used in connection with the Smartstream Computer Systems and/or the Smartstream Business, the Intellectual Property Rights in which are owned by a third party;

         "THE TWICKENHAM PROPERTY" means the leasehold property known as Remanco House (and flat above it) 12/13 Church Street, Twickenham, Middlesex demised by two leases both dated 26 September 1985 and both made between Speyhawk plc (1) Remanco Systems Limited (2) and Remanco Systems Incorporated (3);

1.2      GEAC GmbH SPECIFIC DEFINITIONS

         "THE AUSTRIAN INTER-COMPANY LOAN ASSIGNMENT" means the assignment to Newco 2 of Tranche 1 (as defined therein) and Tranche 2 (as defined therein) of, inter alia, the Loan (as defined therein) owing by GEAC GmbH to the Vendor in the agreed form;

         "GEAC GmbH" means GEAC Computer GmbH, a limited liability company, incorporated under the laws of Austria, having its registered office at AlthansaBe, 21- 25, 1090 Vienna, Austria and with further details as set out in Part C of schedule 2;

         "THE GEAC GmbH PROPERTIES" means the leasehold properties details of which are set out in Part B of schedule 3;

         "THE GEAC GmbH RESTRICTED PRODUCTS" means all products which are developed, produced, distributed or sold by GEAC GmbH (including in respect of the Management Data Business) at the Completion Date (including, without prejudice to the generality of the foregoing, "Corona", "Comfort", "Hermes", "Ares", "Doc", "Doc CM", "FTMS", "Robot", "Nostro", "XMI", "XM", "Sesame", "ACS", "CLS", "Doc Classic", "Robot +", "Doc CS", "Tradeconnect", "Tradedesign");

         "THE GEAC GmbH RESTRICTED SERVICES" means all services which are supplied by GEAC GmbH (including in respect of the Management Data Business) at the Completion Date being the installation, upgrading and customisation of the GEAC GmbH Restricted Products and training in respect of the GEAC GmbH Restricted Products;

         "GEAC GmbH SALE SHARES" means the entire issued share capital of GEAC GmbH, as set out against the name of the Vendor in column (d) of Part B of schedule 1;

         "GEAC GmbH WARRANTIES" means the Warranties as to the matters stated in Part D of schedule 7;

         "THE MANAGEMENT DATA ASSETS" means the GEAC GmbH Properties, the Management Data Fixed Equipment, the Management Data Movable Equipment (including the Management Data Computer Systems) and all other assets whatsoever used and wheresoever located for the purposes of the Management Data Business;


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


      "THE MANAGEMENT DATA BUSINESS" means the business known as "the Management Data Business" carried on at the Completion Date being the business of the development, production, distribution and sale of products and related services to deliver integrated transaction management solutions to banks and other financial institutions;

      "THE MANAGEMENT DATA BUSINESS NAMES" means all rights, titles and interest of Management Data GmbH in the names "Corona", "Comfort", "Hermes", "Ares", "Doc", "Doc CM", "FTMS", "Robot", "Nostro", "XMI", "XM", "Sesame", "ACS", "CLS", "Doc Classic", "Robot +", "Doc CS", "Tradeconnect", "Tradedesign" and "Management Data" and each and every name, title, device or logo (including in each case any part, derivative or abbreviation thereof) used in connection with the Management Data Business;

      "THE MANAGEMENT DATA BUSINESS TRANSFER DATE" means 1 May 2000;

      "THE MANAGEMENT DATA COMPUTER SYSTEMS" means any computer hardware, software, networking equipment or other equipment in connection with the Management Data Business which is reliant upon microchip technology for one or more of the following purposes:

            (i)   accounting and management information;

            (ii)  payroll;

            (iii) sales and marketing information;

            (iv)  invoicing and credit control;

            (v)   production or design processes;

            (vi)  stock control;

            (vii) communications with customers, suppliers and trading partners in connection with the Management Data Business or internally within GEAC GmbH; or

           (viii) any other purpose which is material to the management or operation of in connection with Management Data Business or GEAC GmbH;

      "THE MANAGEMENT DATA CONFIDENTIAL INFORMATION" means trade secrets and information equivalent to them (including but not limited to formulae, processes, methods, knowledge and the Management Data Know-how) in connection with the products developed, produced, distributed and sold and the services supplied in connection with the Management Data Business and the customers and suppliers in connection with the Management Data Business and which are for the time being confidential in respect of the Management Data Business;

      "THE MANAGEMENT DATA CUSTOMER CONTRACTS" means all of the contracts, agreement, orders, engagements and arrangements (whether written or oral) in respect of the Management Data Business and the customers of the Management Data Business for the supply of products or services in relation to the Management Data Business which were subsisting immediately before the Management Data Business Transfer Date;


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      "THE MANAGEMENT DATA FINANCIAL INFORMATION" means the historical trading summary and divisional analysis of the Management Data Business contained in Part B of schedule 11;

      "THE MANAGEMENT DATA FIXED EQUIPMENT" means all of the equipment used exclusively in the Management Data Business and wheresoever located immediately before the Management Data Business Transfer Date;

      "MANAGEMENT DATA KNOW-HOW" means all industrial and commercial information and techniques (wherever situate) pertaining to the Management Data Business;

      "THE MANAGEMENT DATA LICENCES" means the benefit (so far as capable of assignment) of all such licences, permits or consents (not falling within the Management Data Supply Contracts or relating to the GEAC GmbH Properties) as were required in connection with the Management Data Business immediately before the Management Data Business Transfer Date including without limitation in relation to any Management Data Third Party Systems Software;

      "THE MANAGEMENT DATA MOVABLE EQUIPMENT" means all of the moveable equipment (including but not limited to furniture and fittings and motor vehicles) used in the Management Data Business immediately before the Management Data Business Transfer Date;

      "THE MANAGEMENT DATA SUPPLY CONTRACTS" means all of the contracts, agreements, orders, engagements and binding arrangements (whether written or oral) between Management Data GmbH and suppliers for the supply of products (including software) or services to Management Data GmbH in the ordinary course of trading in relation to the Management Data Business subsisting immediately before the Management Data Business Transfer Date;

1.3   MANAGEMENT DATA SUBSIDIARIES SPECIFIC DEFINITIONS

      "THE MANAGEMENT DATA SUBSIDIARIES" means together each of:

      Management Data (Deutschland) GmbH, with certain details set out in Part D of schedule 2

      Management Data (Schweiz) GmbH, with certain details set out in Part E of schedule 2

      Management Data France S.A., with certain details set out in Part F of schedule 2

      Management Data Iberia S.L, with certain details set out in Part G of schedule 2

      Management Data (UK) Limited, with certain details set out in Part H of schedule 2

      Management Data Benelux-Nordic N.V., with certain details set out in Part I of schedule 2

      Management Data Italia S.r.L., with certain details set out in Part J of schedule 2

      Smartstream Banking Systems (Asia Pacific) Pty Limited, with certain details set out in Part K of schedule 2

      Management Data America Inc., with certain details set out in Part L of schedule 2

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      African Management Data Pty. Limited, with certain details set out in Part
      M of schedule 2;

      "MANAGEMENT DATA SUBSIDIARY" means each and any of the Management Data Subsidiaries;

      "THE MANAGEMENT DATA SUBSIDIARIES ACCOUNTS" means in relation to each Management Data Subsidiary the most recent audited financial statements;

      "THE MANAGEMENT DATA SUBSIDIARIES PROPERTIES" means the leasehold properties details of which are set out in Part C of schedule 3;

      "THE MANAGEMENT DATA UK PROPERTY" means the leasehold property being the Third Floor, 3 St Helens Place, London, EC3 as detailed in Part C of schedule 3;

      "THE MANAGEMENT DATA SUBSIDIARIES RESTRICTED PRODUCTS" means all products which are distributed or sold by any of the Management Data Subsidiaries at the Completion Date (including, without prejudice to the generality of the foregoing, the GEAC GmbH Restricted Products);

      "THE MANAGEMENT DATA SUBSIDIARIES RESTRICTED SERVICES" means all services which are supplied by any of the Management Data Subsidiaries at the Completion Date (including, without prejudice to the generality of the foregoing, the installation, upgrading and customisation of the Management Data Subsidiaries Restricted Products and training in respect of the Management Data Subsidiaries Restricted Products);

      "MANAGEMENT DATA SUBSIDIARIES SALE SHARES" means the entire issued share capital of each of the Management Data Subsidiaries, as set out in Parts D to M of schedule 2;

      "MANAGEMENT DATA SUBSIDIARIES WARRANTIES" means the Warranties as to the matters stated in Part E of schedule 7;

1.4   GENERAL DEFINITIONS

      "GEAC UK BRISTOL PROPERTY LICENCE TO OCCUPY" means the licence to occupy in the agreed form between the GEAC UK Subsidiary and the GEAC Computer Corporation Subsidiary to be entered into on Completion;

      "BUSINESS DAY" means a day (excluding Saturdays and Sundays) on which clearing banks are ordinarily open for the transaction of normal banking business in the City of London;

      "CA 1985" means the Companies Act 1985;

      "COMPLETION" means the performance by the parties of their respective obligations under clause 4;

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      "THE COMPLETION DATE" means the date of this Agreement;

      "CONDITION" shall have the meaning ascribed to it in clause 2.4;

      "THE CONSIDERATION" means the consideration for the sale and purchase of the Sale Shares specified in clause 3;

      "THE CONSIDERATION SHARE" means the 1 ordinary share of 0.lp in the share capital of Newco 2 to be issued pursuant to the Austrian Inter-Company Loan Assignment;

      "THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT" means the Contracts (Rights of Third Parties) Act 1999;

      "DATE COMPLIANT" means neither the performance, accuracy nor functionality of any of the Smartstream Computer Systems, the Smartstream Developed Software, the Smartstream Third Party Systems Software, the GEAC UK Restricted Products nor the GEAC UK Restricted Services is or would be adversely affected by any date;

      "DELOITTE & TOUCHE DUE DILIGENCE REPORT" means the report of Deloitte & Touche initialled by or on behalf of the parties for the purposes of identification;

      "THE DISCLOSURE LETTER" means the letter in the agreed form of the same date as this Agreement from the Vendor to Newco 1 disclosing certain matters in relation to the Warranties and the Management Data Warranties Deed;

      "EMU COMPLIANT" means that during and after the introduction of any new currency in connection with European Economic and Monetary Union (including any relevant transitional period):

      (a) the Smartstream Computer Systems, the Smartstream Developed Software, the GEAC UK Restricted Products and the GEAC UK Restricted Services will continue to be capable of performing all functions which they are currently capable of performing (including the input, processing and presentation of financial data) in relation to both any existing currency and any new currency introduced as accurately and efficiently as before such introduction and without interruption or material adverse change to functionality, efficiency or user operation and without incurring material additional costs;

      (b) the Smartstream Computer Systems, the Smartstream Developed Software, the GEAC UK Restricted Products and the GEAC UK Restricted Services will enable compliance with all legal requirements under legislation enacted at the date of the Agreement (irrespective of the time from which such requirements come into force) applicable to any such new currency in any jurisdiction (including, without limitation, Council Regulation (EC) No. 1103/97); and

      (c) the Smartstream Computer Systems, the Smartstream Developed Software, the GEAC UK Restricted Products and the GEAC UK Restricted Services will display and incorporate in all relevant forms, screen layouts and printouts all symbols adopted by any government or any European Union body in relation to any such currency;

      "EVENT" means any event, act, transaction, action or omission (whether or not any of the Targets is a party thereto) and includes (without limitation) the disposal of the Sale Shares pursuant to this Agreement, any change in the residence of any person


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      for the purposes of Tax, the death or dissolution of any person, the receipt or accrual of any income profits or gains, any distribution, any transfer payment loan or advance, and any event which is deemed to have occurred or is treated or regarded as having occurred for the purposes of Tax Legislation;

      "GEAC COMPUTER CORPORATION SUBSIDIARY" means GEAC Limited (No. 4018358) whose registered office is at 10 Norwich Street, London, EC4A 1BD;

      "GENERAL WARRANTIES" means the Warranties as to the matters stated in Part A of schedule 7;

      "GUARANTEE" means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken by a person to secure or support the obligations (actual or contingent) of any third party and including, without limitation whether given directly or by way of counter-indemnity to any third party which has provided a Guarantee;

      "HOLDING COMPANY" shall bear the meaning given to that expression in section 736 CA 1985;

      "ICTA 1988" means the Income and Corporation Taxes Act 1988;

      "INCOME PROFITS OR GAINS" includes income profits or gains (including capital gains) of any description and from any source and income profits or gains which are deemed to be earned accrued or received for the purposes of any Tax;

      "INDEMNITIES" means the indemnities set out in clause 7;

      "INTELLECTUAL PROPERTY RIGHTS" means patents, registered designs, trade marks and service marks (whether registered or not), copyright, design rights, and all similar property rights, including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, semiconductor topographies, plant varieties, confidential information, business or brand names, domain names, goodwill or the style of presentation of goods or services and in applications for protection thereof;

      "GEAC INTER-COMPANY LOAN" means the loan owing by the GEAC Subsidiary to the GEAC Computer Corporation Subsidiary in the sum of (pound)52,000,000 on the terms referred to in the GEAC UK Reorganisation Documents and arising as described in the GEAC UK Reorganisation Step Plan and outstanding at the Completion Date;

      "KEY DATE" shall mean 1 September 2000;

      "MANAGEMENT DATA ACQUISITION AGREEMENT" means the agreement dated 1 May 2000 between Management Data GmbH (1), Creditanstalt AG (2), The Vendor
      (3), GEAC Canada (4) and GEAC UK (5);

      "MANAGEMENT DATA WARRANTIES DEED" means the Representation and Warranty Agreement between the Vendor (1) and Newco 1 (2) in the agreed form to be entered into on Completion;

      "THE MANAGEMENT SERVICES INVOICE" means the invoice in the agreed form in the amount of (pound)1,750,000 payable by the Vendor to Newco 1;

      "NEW RELIEF" means any Relief which arises:

      (a)   as a result of any Event occurring after the Completion Date; or

      (b)   in respect of any period commencing on or after the Completion Date;

      "OFFICIAL REQUIREMENT" means any law, statute, ordinance, pact, decree, treaty, code, rule, regulation, directive, order, notice or official published plan or policy with legal or actual force in any geographical area and/or in any class of persons;

      "PRINCIPAL DOCUMENTS" means the Management Data Warranties Deed, the "Smartstream" Licence, the Austrian Inter-Company Loan Assignment and the Software Assignment;

      "THE PROHIBITED AREA" means:

      (a) England and Wales, Scotland, Northern Ireland, the Republic of Ireland and Channel Islands; and

      (b)   countries of the European Union (excluding the above); and

      (c)   the World (excluding the above);

      "THE PROHIBITED PERIOD" means the period of 18 months commencing on the Completion Date;

      "PROPERTY DOCUMENTS SCHEDULE" means the list in the agreed form of property related documents to be produced or made available by the Vendor at Completion;

      "THE PURCHASERS" means Newco 1 and Newco 2;

      "PURCHASER" means each and any of the Purchasers;

      "THE PURCHASERS' SOLICITORS" means Wragge & Co of 55 Colmore Row, Birmingham, B3 2AS;

      "THE REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended);

      "RELATED COMPANY" in relation to any company means any subsidiary or holding company of that company or any subsidiary of any such holding company;

      "RELEVANT AUTHORITY" means any person or authority (including any nation, national or local governmental or international organisation and any subdivision or agency or executive arm of any of them) with legal or de facto power to impose and/or enforce compliance with any Official Requirements;

      "RELEVANT BREACH" means any event, matter or circumstance which is a breach of any of the Warranties;

      "RELEVANT PERSON" means the Vendor and any person (except the Purchasers or the Targets):

      (a) who before Completion was a member of the same group of companies as a Target for any Tax purpose ("GROUP PERSON"); or

      (b) with whom, before Completion a Target or, at any time, the Vendor or a Group Person is connected ("CONNECTED PERSON"); or

      (c) to whom, before Completion, a Target or, at any time, the Vendor, a Group Person or a Connected Person transfers shares in a company ("SHARE PURCHASER"); or

      (d)   who at the time is connected to a Share Purchaser;

      "RELIEF" means any loss, relief, allowance, exemption, set-off, deduction, credit, right to payment or other relief available in relation to Tax or to the computation of income profits or gains for the purposes of Tax;

      "THE SALE SHARES" means the GEAC UK Sale Shares, the GEAC GmbH Sale Shares and the Management Data Subsidiaries Sale Shares;

      "SECURITY INTEREST" means a mortgage, lien, pledge, charge, hypothecation or other security interest (or an agreement or commitment to create any of them), but excluding:

      (a) any lien arising in the ordinary course of business to secure amounts which are not material;

      (b) any unpaid vendor's or supplier's lien arising in the ordinary course of any of the Targets trading business to secure amounts due in respect of products or services sold or supplied; and

      (c)   liens arising by operation of law, including a banker's lien;

      "SMARTSTREAM LICENCE" means the licence from GEAC Computer Systems Inc to Newco 1 in the agreed form in relation to certain "Smartstream" names and the domain name "Smartstream.com" to be entered into on Completion;

      "SOFTWARE ASSIGNMENT" means the agreement between GEAC Canada and Newco 1 in the agreed form for the assignment from GEAC Canada to Newco 1 of rights in the Software and Materials (as each such term is defined in the Software Assignment) to be entered into on Completion;

      "SUBSIDIARY" means a subsidiary (as defined by sections 736 and 736A CA
      1985) or a subsidiary undertaking (as defined by section 258 CA 1985);

      "TRANSITIONAL SUPPORT AGREEMENT TERM SHEET" means the non-binding document in the agreed form relating to facilities and services that the Vendor shall provide (or shall procure the provision of) to the Purchasers and the Targets for a period following the Completion Date;

      "THE TARGETS" means together both members of the GEAC UK Group, GEAC GmbH and the Management Data Subsidiaries;

      "TARGET" means each and any of the Targets;

      "TAX" means:

      (a) all forms of taxes duties imposts and levies in the nature of taxes whenever created or imposed and whether of the United Kingdom or elsewhere including (without limitation) corporation tax advance corporation tax income tax (including income tax or amounts equivalent to income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains tax any payment under section 601(2) ICTA 1988 inheritance tax value added tax landfill tax stamp duty stamp duty reserve tax general or business rates customs & excise duties national insurance social security or similar contributions and any other taxes levies charges imposts or withholdings similar to or corresponding with or replaced by any of the foregoing; and

      (b) all penalties fines charges surcharges and interest in relation to tax within paragraph (a) or to any return or information required to be provided for the purposes of any such tax;

      "TAX AUTHORITY" means the Inland Revenue, HM Customs & Excise, the Department of Social Security and any other governmental, statutory, state, provincial or local government authority, body or official (whether within or outside the United Kingdom) involved in the assessment, collection or administration of Tax;

      "TAX CLAIM" means any notice demand assessment letter or other document issued or action taken by or on behalf of any Tax Authority (whether before, on or after the date of this Agreement) from which it appears that a Tax Liability is to be or may come to be imposed on the Target or that the Target is liable or is sought to be made liable to make any payment or increased or further payment to such Tax Authority or is denied or is sought to be denied any Relief (in whole or in part);

      "THE TAX COVENANTS" means the covenants by the Vendor contained in clause 9 and schedule 4;

      "TAX LEGISLATION" means any statute, enactment, law or regulation providing for the imposition of Tax;

      "TAX LIABILITY" means a liability to make an actual payment of, or of an amount in respect of, Tax whether or not such liability is also or alternatively a liability of or chargeable against or attributable to any other person and whether or not the Target shall or may have a right of recovery or reimbursement against any other person;

      "THE TAX WARRANTIES" means the Warranties as to matters stated in Part F of schedule 7;

      "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

      "THE TRANSFERRING EMPLOYEES" means the persons on the list in the agreed form engaged in the Smartstream Business but who were not employed by GEAC UK on the Smartstream Business Transfer Date;

      "VATA 1994" means the Value Added Tax Act 1994;

      "VENDOR'S ACCOUNT" means the account of GEAC 2 numbered 0747675 at Lloyds TSB Bank of City Office, PO Box 17328, 11-15 Monument Street, London, EC3V 9JA, Sort Code 30-00-02 or such other account as the Vendor shall specify;

      "VENDOR GROUP" means together the Vendor and GEAC Canada, and in relation to each such company, such body corporate and every other company which is for the time being a subsidiary or holding company of that company or a subsidiary of any such holding company;

      "VENDOR GROUP COMPANY" means each and any body corporate in the Vendor Group;

      "THE VENDOR'S SOLICITORS" means Macfarlanes of 10 Norwich Street, London, EC4A 1BD;

      "WARRANTIES" means the warranties contained in clause 6.1 and schedule 7;

      "WARRANTY" means each and any of the Warranties;

      "WORKING CAPITAL" means the consolidated working capital of the GEAC UK Subsidiary (which for this purpose shall include the consolidated working capital of all the Smartstream Businesses), GEAC GmbH and the Management Data Subsidiaries as at the Completion Date calculated in accordance with clause 3;

      "THE WORKING CAPITAL STATEMENT" means the statement of the Working Capital to be prepared and determined in accordance with clause 3;

      "WRAGGE & CO DUE DILIGENCE REPORT" means the report of Wragge & Co dated on 11 July 2000 addressed to, inter alia, Newco l;

1.5 a document expressed to be "IN THE AGREED FORM" means a document in a form which has been agreed by the parties contemporaneously with or before the execution of this Agreement and which has, for the purposes of identification, been initialled by them or on their behalf;

1.6 references to a clause or schedule are to a clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

1.7 references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

1.8 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

1.9 the contents table and the descriptive headings to clauses, schedules and paragraphs (and summaries in parentheses of the scope of any statutory provisions in the Tax Warranties) are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

1.10 all agreements, obligations and liabilities (whether under warranties, representations, indemnities or otherwise) on the part of both the Vendor and GEAC Canada are joint and several and shall be construed accordingly;

1.11 the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

1.12 a person is connected with another person if he is so connected within the meaning of section 839 ICTA 1988;

1.13 Reference to an Event occurring on or before any date shall be deemed to include:

      (a) any combination of two or more Events only the first or some of which shall have occurred before that date; and

      (b) any Event which is treated or deemed to occur on or before that date for the purposes of any Tax;

1.14

      (a) "ENACTMENT" means any statute or statutory provision (whether of the United Kingdom or elsewhere), subordinate legislation (as defined by section 21(1) Interpretation Act 1978) and any other subordinate legislation made under any such statute or statutory provision;

      (b) a reference to any enactment shall be construed as including a reference to:

            (i) any enactment which that enactment has directly or indirectly replaced (whether with or without modification), and

            (ii) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date hereof;

            provided that this clause 1.14 shall not increase the liability of any party above that which exists immediately following this Agreement coming into effect.

1.15 Reference in this Agreement or any of the Principal Documents to any matter or circumstance shall be deemed to include such equivalent or similar matter, law regulation or circumstance as shall be applicable in any overseas jurisdiction whatsoever and with such necessary changes (mutatis mutandis) as may be required to give reasonable meaning and effect thereto in relation to each of GEAC GmbH, each of the Management Data Subsidiaries and each Vendor Group Company.

2     SALE OF THE SALE SHARES

2.1 The Vendor shall sell to Newco 1 and Newco 1 shall purchase from the Vendor the GEAC UK Sale Shares.

2.2   The Vendor shall sell to Newco 2 and Newco 2 shall purchase from the
      Vendor:

      (a)   the GEAC GmbH Sale Shares; and

      (b)   the Management Data Subsidiaries Sale Shares.

2.3

      (a) The Vendor shall sell and transfer the Sale Shares free from all claims, liens, charges, encumbrances and equities and other rights exercisable by third parties and with full title guarantee;

      (b) the express assurance in clause 2.3(a) as to freedom from encumbrances and the covenants implied in that clause by sections 2 and 3 of the Law of Property (Miscellaneous Provisions) Act 1994 ("THE ACT") shall apply to anything falling within the scope of such assurances and covenants notwithstanding that the Vendor does not know or could not reasonably be expected to know about it and the operation of the covenants implied by sections 2 and 3 of the Act shall be deemed to be extended so as not to exclude the liability of the Vendor thereunder in either of such circumstances; and

      (c) the transfers of the GEAC UK Sale Shares and the Sale Shares relating to Management Data (UK) Limited to the appropriate Purchaser shall be deemed to include expressly and be made subject to all the foregoing provisions of this clause 2.3.

2.4 Notwithstanding the provisions of clause 2.2 above and clause 4 below, the obligations of Newco 2 to purchase those Sale Shares which are shares comprised in the capital of Management Data (Deutschland) GmbH ("THE MANAGEMENT DATA (DEUTSCHLAND) SALE SHARES") and the parties to complete the sale and purchase of the Management Data (Deutschland) Sale Shares pursuant to clause 4 shall be conditional upon the receipt by the Purchasers' Solicitors of the written clearance of the Bundeskartellamt to the transfer of the Management Data (Deutschland) Sale Shares under the terms of this Agreement, pursuant to the notification which was submitted to the Bundeskaretellamt on 4 July 2000 ("CONDITION").

2.5 The Vendor and Newco 2 shall use their reasonable endeavours to procure the fulfilment of the Condition as soon as reasonably possible and the performance of the transfer referred to in clause 2.4 as soon as possible after fulfilment of the Condition.

2.6 The Vendor shall use its reasonable endeavours to take any such action as is necessary to assist Newco 2 in obtaining clearance from the Bundeskartellamt in respect of the notification referred to above in clause 2.4.

2.7 If the Condition (to the extent that it has not been waived by agreement between the Vendor and Newco 2) is not fulfilled on or before the Key Date (or such later date as is agreed between the Vendor and Newco 2), all the obligations of the parties under this Agreement shall terminate in respect of the transfer of the Management Data (Deutschland) Sale Shares and no party shall have any claim against the other under such obligations except in respect of any prior breach of clause 2.5 or 2.6. If on or before the Key Date (or such later date as is agreed between the Vendor and Newco 2) the Bundeskartellamt refers or decides to refer for further investigation any of the matters referred to in clause 2.4 above, then this Condition shall be deemed not to be satisfied.

2.8 Title to, beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion and the Sale Shares shall be sold and purchased together with all rights and benefits attached or accruing to them at Completion (including the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after Completion).

3     CONSIDERATION

3.1   The Consideration shall be satisfied:

      (a) in respect of the GEAC UK Sale Shares by the payment on Completion by Newco 1 to the Vendor in cash of the sum of (pound)2,000,000;

      (b) in respect of the GEAC GmbH Sale Shares by the payment on Completion by Newco 2 to the Vendor of (pound)10,962;

      (c) in respect of the Management Data Subsidiaries Sale Shares by the payment on Completion by Newco 2 to the Vendor of (pound)675,303 but subject to clause 5.5(ii);

3.2   If the Working Capital is:

      (a) a positive sum which is greater than (pound)2,100,000, Newco 1 shall pay to GEAC Canada in accordance with clause 3.3 a sum equal to the difference;

      (b) a positive sum which is less than (pound)2,100,000, GEAC Canada shall pay to Newco 1 in accordance with clause 3.3 a sum equal to the difference;

      (c) a negative sum, GEAC Canada shall pay to Newco 1 in accordance with clause 3.3 a sum equal to the aggregate of (pound)2,100,000 and the amount by which the Working Capital is less than zero;

      (d) equal to (pound)2,100,000, no payment is due from Newco 1 to GEAC Canada or from GEAC Canada to Newco 1 nor shall be made pursuant to this clause 3.2.

3.3   Every sum payable under clause 3.2 shall be paid:

      (a) (subject to clause 3.8) within five business days after the date of agreement or final determination of the Working Capital;

      (b) together with interest thereon at the rate of 2% above the base rate of Lloyds TSB Bank plc from time to time which shall accrue from day to day and shall be calculated on the basis of a year of 365 days from the Completion Date up to and including the date of payment of any amount payable;

      (c)   by electronic funds transfer:

            (i) (where such sum is expressed to be payable to GEAC Canada) to the Vendor's Account and the receipt of it in such account shall constitute a good discharge to Newco 1 in respect of it; or

            (ii) (where such sum is expressed to be payable to Newco 1) to the account of Newco 1 notified by Newco 1 to GEAC Canada prior to the date of payment;

      (d) and any such payment which is payable shall be deemed to be an increase or a reduction first against the consideration paid pursuant to the terms of the Software Assignment.

3.4 The parties shall procure that as soon as practicable following the Completion Date, and in any event not later than 50 days after Completion, a draft of the Working

      Capital Statement ("THE DRAFT WORKING CAPITAL STATEMENT") shall be prepared by Newco 1 in accordance with clause 3.5 and delivered to GEAC Canada.

3.5 The draft Working Capital Statement shall be prepared in a format which complies with the Working Capital Statement and in accordance with the provisions set out in schedule 9.

3.6 As soon as practicable after delivery of the draft Working Capital Statement in accordance with clause 3.4, and in any event within 10 days after such delivery ("THE REVIEW PERIOD"), GEAC Canada shall review the draft Working Capital Statement and endeavour to agree with Newco 1 what adjustments (if any) need to be made to it in order for it to comply with clause 3.5 and schedule 9.

3.7   If:

      (a) Newco 1 and GEAC Canada agree that no adjustments need to be made to the draft Working Capital Statement; or

      (b) Newco 1 and GEAC Canada agree on the adjustments to be made to the draft Working Capital Statement in order for it to comply as aforesaid,

      they shall:

            (i) (in the circumstances mentioned in (b) above) jointly incorporate into, and reflect any such adjustments in, the draft Working Capital Statement; and

            (ii) specify in writing the amount of the Working Capital as defined in this Agreement on the basis of the draft Working Capital Statement and the draft Working Capital Statement and the specified amount of the Working Capital shall be the Working Capital Statement and the Working Capital respectively for all purposes of this Agreement, shall in the absence of manifest error be final and binding on the parties (but subject to paragraph 13 of schedule 8 shall be without prejudice to Newco l's rights to claim under this Agreement) and the date of such Working Capital Statement shall for all purposes of this Agreement be the date of determination of the Working Capital.

3.8

      (a) If Newco 1 and GEAC Canada are unable to agree within the Review Period on:

            (i) whether specific adjustments need to be made to the draft Working Capital Statement;

            (ii)  the specific adjustments to be made thereto; or

            (iii) the amount of the Working Capital

            Newco 1 and GEAC Canada shall thereupon forthwith endeavour in good faith to resolve and agree such matter or matters by negotiation.

      (b) In the event that Newco 1 and GEAC Canada acting reasonably and in good faith shall disagree on specific items comprised in the draft Working Capital

            Statement such specific items will be excluded from the draft Working Capital Statement and dealt with under clause 3.9. Notwithstanding that the draft Working Capital Statement as a whole has not been agreed pursuant to clause 3.7 or determined pursuant to clause 3.9, Newco 1 and GEAC Canada shall make payment one to the other in respect of those matters which are not specific items subject to disagreement, pursuant to clause 3.2.

3.9 If Newco 1 and GEAC Canada have not resolved any specific items in dispute as is referred to in clause 3.8 within 10 days after the expiry of the Review Period, then such specifc items (but no others) shall thereupon be referred to such firm of independent chartered accountants as GEAC Canada and Newco 1 may agree within 14 days of a request by either of them to the other or, failing such agreement within such time, as the President for the time being of the Institute of Chartered Accountants in England and Wales may nominate on the application of GEAC Canada or the Purchasers ("THE INDEPENDENT ACCOUNTANTS") for determination on the following basis:

      (a) the Independent Accountants shall be instructed to notify GEAC Canada and Newco 1 of their determination of any such matter within 30 days of such referral;

      (b) GEAC Canada and Newco 1 shall be entitled to make a joint recommendation as to the procedure or methods to be adopted and each to make written submissions to the Independent Accountants, but subject thereto the Independent Accountants shall have power to determine the procedure to be followed in relation to their determination;

      (c) in making such submissions GEAC Canada and Newco 1 shall state their respective best estimates of monetary amounts of such specific items referred for determination;

      (d) in making their determination the Independent Accountants shall act as experts and not as arbitrators, their decision as to such specific items referred to them for determination shall in the absence of manifest error be final and binding in all respects on the parties; and

      (e) with regard to the fees and expenses of the Independent Accountants each party shall pay a proportion of such fees and expenses which is the same as that proportion of all amounts in dispute which are determined in favour of the other party.

3.10 Following any agreement between GEAC Canada and Newco 1 in accordance with clause 3.8 or any determination by the Independent Accountants in accordance with clause 3.9, GEAC Canada and Newco 1 shall jointly:

      (a) incorporate into and reflect in the draft Working Capital Statement the matters agreed between Newco 1 and GEAC Canada and/or determined by the Independent Accountants; and

      (b) specify in writing the amount of the Working Capital on the basis of the draft Working Capital Statement and the draft Working Capital Statement and the specified amount of Working Capital shall be the Working Capital Statement and the Working Capital respectively for all purposes of this Agreement and shall in the absence of manifest error be final and binding on the parties (but subject to paragraph 13 of schedule 8 shall be without prejudice to Newco 1's right to claim under this Agreement) and the date of such Working Capital Statement shall for all purposes of this Agreement be the date of determination of the Working Capital.

3.11 Until the Working Capital shall have been agreed or determined GEAC Canada and Newco 1 shall respectively:

      (a) give or procure that their respective advisers and the Independent Accountants are given access at all reasonable times to all relevant books and records which are in the possession or under the control of each Vendor Group Company, the Targets or the Purchasers (as the case may be); and

      (b) generally provide the other and their respective advisors and the Independent Accountants with such other information and assistance as they may reasonably require (including access to and assistance at reasonable times from personnel employed by each Vendor Group Company, the Targets or the Purchasers, as the case may be), in relation to the review, agreement or determination of the Working Capital Statement and the determination of the Working Capital.

3.12 The amounts included within the Working Capital Statement as the amounts due from the Vendor Group (or any Vendor Group Company) to the Targets (or any of them) and outstanding at the Completion Date and the amounts due to the Vendor Group (or any Vendor Group Company) from the Targets (or any of them) shall be paid, in accordance with clause 3.3(c), within 5 business days after the date of final determination of the Working Capital pursuant to clause 3 and after all payments have been made pursuant to clause 3.2.

4     COMPLETION

4.1 Completion shall take place at the offices of the Purchasers' Solicitors (or at such other place as the parties may agree) on the Completion Date when all (but not part only unless the parties shall so agree) of the following business shall be transacted:

      (a) In respect of the GEAC UK Acquisition, the Vendor shall deliver to Newco 1 or make available for collection by Newco 1 or its authorised representatives:

            (i) a transfer in respect of the GEAC UK Sale Shares duly executed and completed in favour of Newco 1 together with the certificate(s) therefor and the duly executed powers of attorney or other authorities under which the transfer has been executed and certified copies of the minutes recording the Resolution of the Boards of Directors of the Vendor authorising the sale of the GEAC UK Sale Shares held by the Vendor and the execution of the transfer in respect of them, this Agreement and the Principal Documents relevant to the GEAC UK Acquisition;

            (ii) (as agents for each GEAC UK Group Company) all their statutory and minute books (written up to date save in relation to the matters to be dealt with at Completion) and their Common Seals, Certificates of Incorporation, any Certificate or Certificates of Incorporation on Change of Name, and copies of their respective memorandum and articles of association (if not attached to the Disclosure Letter);

            (iii) Deeds of Release or other evidence in a form satisfactory to
                  Newco 1 that all Guarantees and Security Interests given by any GEAC UK

                  Group Company (including, but without limitation in respect of liabilities of the Vendor or any Vendor Group Company or any of its related companies or any director of any such company) have been released;

            (iv) the deeds and documents of title to the GEAC UK Properties as set out in the Property Documents Schedule;

            (v) the originals (or counterparts) of the GEAC UK Reorganisation Documents;

            (vi) a duly executed deed of adherence and a deed of substitution in respect of the GEAC UK Scheme, each in a form satisfactory to Newco 1.

      (b)   In respect of the GEAC UK Acquisition, the Vendor shall:

            (i) cause the transfer mentioned in clause 4.1(a)(i) to be resolved to be registered (subject only to its being duly stamped);

            (ii) cause the persons named in Part A of schedule 5 to be validly appointed as additional Directors and the person(s) named in Part B of schedule 5 to be validly appointed as Secretary of each GEAC UK Group Company and Management Data (UK) Limited; and

            (iii) on such appointments being made, cause the persons named in
                  Part C of schedule 6 to cease to be Directors and the person(s) named in Part D of schedule 5 to cease to be Secretary of each GEAC UK Group Company and Management Data
                  (UK) Limited;

            (iv) procure that the GEAC UK Group Companies shall repay all their bank indebtedness (including all hire purchase and finance lease type arrangements) outstanding at Completion (and provide evidence of the same in a form satisfactory to Newco
                  1);

      (c) In respect of the GEAC GmbH Acquisition, the Vendor shall procure that the arrangements stated in Part A of schedule 13 shall be implemented;

      (d)   In respect of the GEAC GmbH Acquisition, the Vendor shall:

            (i) procure that GEAC GmbH shall repay all its bank indebtedness (including all hire purchase and finance lease type arrangements) outstanding at Completion (and provide evidence of the same) in a form satisfactory to Newco 2);

            (ii) procure the execution of and delivery of the Austrian Inter-Company Loan Assignment to Newco 2.

      (e) In respect of the Management Data Subsidiaries Acquisition, the Vendor shall procure that the arrangements stated in Parts B to J of schedule 13 shall be implemented;

      (f) In respect of the Management Data Subsidiaries Acquisition, the Vendor shall procure that the Management Data Subsidiaries shall repay all their bank indebtedness (including all hire purchase and finance lease type arrangements) outstanding at Completion (and provide evidence of the same in a form satisfactory to Newco 2);

      (g) In respect of the GEAC UK Acquisition, the GEAC GmbH Acquisition and the Management Data Subsidiaries Acquisition, the Vendor shall settle the Management Services Invoice (which the Vendor hereby acknowledges is due and payable);

      (h) In respect of the Software, GEAC Canada shall execute and deliver the Software Assignment;

            (i)   In respect of the GEAC UK Sale Shares, Newco 1 shall:

            (i) pay the sum referred to in clause 3.1 (a) by electronic funds transfer for value on the Completion Date to the Vendor's Account and payment of such sum into such account shall constitute a good discharge to Newco 1 in respect of it;

            (ii) procure the repayment by the GEAC UK Subsidiary of the GEAC Inter-Company Loan by the payment of (pound)52,000,000 in respect thereof by electronic funds transfer for value on the Completion Date to the Vendor's Account and the payment of such sum into such account shall constitute a good discharge of the GEAC Inter-Company Loan;

      (j) In respect of the GEAC GmbH Sale Shares, Newco 2 shall pay the sum referred to in clause 3.1 (b) by electronic funds transfer for value on the Completion Date to the Vendor's Account and payment of such sum into such account shall constitute a good discharge to Newco 2 in respect of it;

      (k) In respect of the Management Data Subsidiaries Sale Shares, Newco 2 shall pay the sum referred to in clause 3.1 (c) by electronic funds transfer for value on the Completion Date to the Vendor's Account and payment of such sum into such account shall constitute a good discharge to Newco 2 in respect of it;

      (l)

            (i) In respect of Tranche 1 of the Loan, Newco 2 shall pay the sum of (pound)1,013,735 required to be paid pursuant to the Austrian Inter-Company Loan Assignment by electronic funds transfer for value to the Vendor's Account and payment of such sum into such account shall constitute a good discharge to Newco 2 in respect of it;

            (ii) In respect of Tranche 2 of the Loan, Newco 2 shall issue the Consideration Share to the Vendor pursuant to the Austrian Inter-Company Loan Assignment;

      (m)   The Vendor and Newco 1 shall execute and deliver to each other:

            (i)   the Management Data Warranties Deed;

            (ii)  the "Smartstream" Licence;

      (n) The parties shall join in procuring that the current accounting reference period of each GEAC UK Group Company and Management Data
            (UK) Limited shall be altered so as to end on the Completion Date.

4.2 Subject to the provisions of clauses 2.4 to 2.7, the performance by Newco 1 and Newco 2 of their respective obligations under clause 4.1 shall be a condition precedent to the performance by the Vendor and GEAC Canada of their respective obligations under clause 4.1 to the intent that, if Newco 1 or Newco 2 shall fail or shall be unable to perform any of their respective obligations under clause 4.1, the Vendor and GEAC Canada shall at their option (and without prejudice to any other remedies or rights which they have against Newco 1 and Newco 2 in respect of such non-performance) cease to be liable to perform their respective obligations under clause 4.1.

4.3 The performance by the Vendor and GEAC Canada of their respective obligations under clause 4.1 shall be a condition precedent to the performance by Newco 1 and Newco 2 of their respective obligations under clause 4.1 to the intent that, if the Vendor and GEAC Canada shall fail or shall be unable to perform any of their respective obligations under clause 4.1, Newco 1 and Newco 2 shall at their option (and without prejudice to any other remedies or rights which they may have against the Vendor and GEAC Canada in respect of such non-performance) cease to be liable to perform their respective obligations under clause 4.1.

5     POST-COMPLETION MATTERS

5.1 The Vendor hereby declares that for so long as it remains the registered holder of any of the GEAC UK Sale Shares after Completion it will:

      (a) hold the GEAC UK Sale Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for Newco 1 and its successors in title; and

      (b) deal with and dispose of the GEAC UK Sale Shares and all such dividends, distributions and rights as are described in clause 5.1(a) as Newco 1 or any such successor may direct.

5.2

      (a) The Vendor hereby appoints Newco 1 as its lawful attorney for the purpose of receiving notices of and attending and voting at all meetings of the members of GEAC UK from Completion Date to the day on which Newco 1 or its nominee or nominees is/are entered in the register of members of GEAC UK as the holder of the GEAC UK Sale Shares.

      (b)   For such purpose the Vendor hereby authorises:

            (i) GEAC UK to send any notices in respect of its holding of GEAC UK Sale Shares to Newco 1; and

            (ii) Newco 1 to complete in such manner as it thinks fit and to return proxy cards, consents to short notice and any other document required to be signed by him in his capacity as a member.

5.3 Clauses 5.1 and 5.2 shall be deemed to be repeated herein with the substitution of "Newco 2" for "Newco 1" and "the GEAC GmbH Sale Shares and the Management

      Data Subsidiaries Sale Shares" for "GEAC UK Sale Shares" and "GEAC GmbH and each of the Management Data Subsidiaries" for "GEAC UK".

5.4 The parties shall procure that as from Completion the arrangements stated in schedule 6 with regard to the GEAC UK Scheme shall be implemented.

5.5 The Vendor and the Purchasers shall negotiate in good faith and at their own respective costs with a view to executing (or procuring the execution thereof as appropriate) agreements to effect the following within a reasonable period from the Completion Date and in any event no later than 20 days from the Completion Date:

            (i) the matters referred to in the Transitional Support Agreement Term Sheet ("THE TRANSITIONAL SUPPORT AGREEMENT"); and

            (ii) the transfer of all assets liabilities and employees of the Smartstream Overseas Businesses referred to below to the Management Data Subsidiaries referred to below ("THE SMARTSTREAM OVERSEAS BUSINESSES AGREEMENTS")

                  Smartstream
                  Overseas Business          Transferee

                  US                    to   Management Data America Inc
                  Singapore             to   Smartstream Banking Systems
                                             (Asia  Pacific) Pty Limited
                  Australia             to   Smartstream Banking Systems
                                             (Asia  Pacific) Pty Limited
                  Canada                to   Management Data America Inc

                  and all assets and liabilities comprised in such transfers shall have a consideration attributed to them equal to their respective book values shown in the latest management accounts or other available satisfactory financial information as at the Completion Date of the relevant Vendor Group Company. The consideration attributable to the Smartstream Overseas Business Agreements shall be deemed to have been deducted from the consideration referred to in clause 3.1(c) attributable to the Management Data Subsidiaries Sale Shares to the intent that such amount shall have been an interest free loan advanced by Newco 2 to the Vendor which loan is satisfied and discharged by the transfer by the Vendor to the respective Management Data Subsidiaries of the respective Smartstream Overseas Businesses.

5.6 The Vendor shall (and shall procure that any Vendor Group Company shall) and the Purchasers shall (and shall procure that any relevant Target shall) execute, or so far as each is able, procure that any necessary third party shall execute all such documents and/or do or as far as each is able, procure the doing of such acts and things as shall be reasonably required in order to give effect to the Transitional Support Agreement, the Smartstream Overseas Business Agreements and any document entered into pursuant to them (or any of them).

5.7 The Vendor and GEAC Canada shall (and shall procure that each Vendor Group Company shall) execute or procure that any necessary third party shall execute all such documents and/or do or procure the doing of such acts or things as the Purchasers shall after Completion reasonably require in order to:

      (a) give effect to this Agreement and the Principal Documents and any documents entered into pursuant to them (or any of them) and to give to each of the Purchasers (for itself and as trustee for each of the Targets) the full benefit of all the provisions of this Agreement and the Principal Documents;

      (b) obtain the resignations of Ellen Neeman and William Nelson and such other officers, of GEAC GmbH and the Management Data Subsidiaries who are employed by any Vendor Group Company as the Purchaser shall require.

5.8 The Vendor and GEAC Canada hereby jointly and severally covenant that, subject to being indemnified as to their costs expenses and any liabilities of so doing, they will provide GEAC GmbH with all such co-operation and assistance as Newco 1 shall reasonably require (which shall not extend to any action materially prejudicial to the Vendor or GEAC Canada) in connection with the prosecution by it of any claim (whether for breach of representation or warranty or otherwise) under the Management Data Acquisition Agreement and further hereby agree that they will not pursue any claim in competition therewith and that any recovery of damages pursuant to any such claim by GEAC GmbH shall all be for the account of GEAC GmbH PROVIDED THAT this clause shall not apply to any claim under such agreement which the Vendor or GEAC Canada makes as a direct result of a claim for breach of warranty against either of them by Newco 1 pursuant to the Management Data Warranties Deed.

5.9 Within five business days of the Completion Date, Newco 1 shall offer (or procure that GEAC UK Subsidiary shall offer) employment to each of the Transferring Employees (whose contract of employment has not been transferred to the GEAC UK Subsidiary or to Newco 1) on terms and subject to conditions which are at least as favourable to each such Transferring Employee as the terms and conditions on which such Transferring Employee is presently employed, as disclosed by the Disclosure Letter and capable of acceptance such, subject to the release of such Transferring Employee from any requirement to give notice of termination of his/her employment by the relevant Vendor Group Company, that each accepting Transferring Employee would be able to commence his/her new employment within five business days of his/her acceptance provided that and for the avoidance of doubt that should any Transferring Employee not accept such offer, neither Newco 1 nor the GEAC UK Subsidiary shall be under any obligation whatsoever in respect of such Transferring Employee.

5.10 Newco 1 and Newco 2 hereby jointly and severally indemnify each of the Vendor and GEAC Canada against all costs, expenses and liabilities suffered or incurred by it as a result of any act or omission of GEAC GmbH after the date of this Agreement in circumstances where Newco 1 and/or Newco 2 knew or should reasonably have known that such costs, expenses and liabilities would be caused thereby.

5.11 The parties shall procure that as from the Completion Date the arrangements stated in schedule 12 in connection with the Retained GEAC Properties shall be implemented.

5.12 The Vendor shall procure that as from the Completion Date the arrangements stated in schedule 14 in connection with the GEAC GmbH Sale Shares and the Management Data Subsidiaries Sale Shares shall be implemented.

5.13 Newco 1 shall indemnify the Vendor for all its reasonable costs and expenses in connection with the appointment of Newco 1 as its attorney in respect of the GEAC UK Sale Shares pursuant to clause 5.1.

5.14 The Vendor shall (and shall procure that any Vendor Group Company shall) use its reasonable endeavours to procure within two months of the Completion Date the assignment in a form reasonably satisfactory to Newco 1 of the CTM application for the trade marks FTMS, the CTM application for the trade mark CLS Inside and the domain name "Management Data.com".

5.15 The Vendor shall use all reasonable endeavours to procure the purchase by GEAC UK of all issued shares in GEAC UK (save for the GEAC UK Sale Shares) within 7 days of the Completion Date and shall indemnify Newco 1 and GEAC UK for all their liabilities, losses, claims, costs and expenses incurred in respect of such shares.

5.16 For the period of 6 months commencing upon the Completion Date, subject to the Vendor indemnifying each of Newco 1, Newco 2 and each relevant Target for all its reasonable costs and expenses of providing the following assistance and the Vendor signing terms as to confidentiality (save in respect of the disclosure of the audited accounts and taxation returns mentioned below) of information to the reasonable satisfaction of Newco 1 and Newco 2, Newco 1 and Newco 2 shall procure, on the reasonable request by the Vendor, that each Target shall make available to the Vendor such information and documents (together with the rights to make copies of the same at the Vendor's expense) and personnel as the Vendor shall reasonably request on reasonable advance notice for the purpose of the completion by the Vendor of:

      (a) the audit of the Targets in respect of the financial period ended 30 April 2000; and

      (b) its internal accounting and valuation exercises in relation to its acquisition of the Management Data Business on 1 May 2000; and

      (c)   its taxation returns.

6     WARRANTIES

6.1 In consideration of the Purchasers entering into this Agreement in respect of the GEAC UK Acquisition, GEAC GmbH Acquisition and the Management Data Subsidiaries Acquisition and Newco 1 entering into the Software Assignment, the Vendor hereby warrants to Newco 1:

      (a)   (subject to clause 6.3) in the terms set out in Schedule 7; and

      (b) that any statement in the GEAC UK Warranties or the GEAC UK Group Warranties or the GEAC UK Tax Warranties which is qualified as being made "so far as the Vendor is aware" or "to the best of the knowledge, information and belief of the Vendor" or any similar expression has been so qualified after all reasonable enquiries by the Vendor of each of Tom Pippy, Amritlal Jethwa, David Presneill, Marvyn Turk, Philip Jordan, Martin Brown and Michael Johns and after all reasonable enquiries (which shall not include enquiry in relation to any Warranty which does not directly or indirectly relate to his areas of responsibility) of each of Luis Longhi, Mark Cappell, Simon Young and Steve Moss; and

      (c) that any statement in the GEAC GmbH Warranties or the Management Data Subsidiaries Warranties which is qualified as being made "so far as the Vendor is aware" or "to the best of the knowledge, information and belief of the Vendor" or any similar expression has been so qualifed after all reasonable enquiries by the Vendor of each of Tom Pippy, Amritlal Jethwa,

            David Presneill, Marvyn Turk, Philip Jordan, Martin Brown and Michael Johns and Katharina Oberpfalzer and after all reasonable enquiries (which shall not include enquiry in relation to any Warranty which does not directly or indirectly relate to his areas of responsibility) of each of Fritz Ramburger, Franz Necas, Rowan Harbick, Max Becker and Imgard Ernst.

6.2

      (a) The Vendor shall indemnify Newco 1 on demand against any liabilities, losses, claims, costs, expenses or demand incurred or suffered by or made against the Purchasers (or either of them) or the Targets (or any of them) arising from the breach of one or more of:

            (i) the General Warranties set out in paragraphs 1.1, 3.1, and 3.2 of Part A of schedule 7;

            (ii) the GEAC UK Warranties set out in paragraphs 1.1 and 2.1 of Part B of schedule 7;

            (iii) the GEAC UK Group Warranties set out in paragraph 2.1 of Part
                  C of schedule 7;

            (iv)  the GEAC GmbH Warranties set out in paragraphs 1.1, 2.2 and
                  2.3 of Part D of schedule 7;

            (v) the Management Data Subsidiaries Warranties set out in paragraphs 1.1 and 2.2 of Part E of schedule 7;

            (vi)  clause 2.3 in relation to the Sale Shares;

      (b) For the avoidance of doubt, none of the Indemnities, nor the indemnities set out in this clause 6.2 nor any of the Warranties referred to in clause 6.2(a) shall be subject to the provisions of schedule 8 (save for paragraph 3 of schedule 8) nor shall they be qualified by any matter contained in or referred to in the Disclosure Letter.

6.3

      (a) Save as provided in clause 6.2, the Warranties are qualified to the extent, but only to the extent, of those matters fairly disclosed in the Disclosure Letter and for this purpose it is agreed that the general disclosure of the Deloitte & Touche Due Diligence Report shall constitute fair disclosure.

      (b)

            (i) all references in the General Warranties to the Targets shall unless the context otherwise requires be construed as references to each and every Target;

            (ii) all the GEAC GmbH Warranties will apply to GEAC GmbH and any reference in the GEAC GmbH Warranties to any matter or circumstance shall be deemed to include such equivalent or similar matter, law regulation or circumstance as shall be applicable in any overseas jurisdiction whatsoever and with such necessary changes (mutatis mutandis) as may be required to give reasonable meaning and effect thereto in relation to GEAC GmbH;

            (iii) all references in the Management Data Subsidiaries Warranties to the Management Data Subsidiary shall unless the context otherwise requires be construed as references to each and every Management Data Subsidiary and all the Management Data Subsidiaries Warranties will apply to each and every Management Data Subsidiary and any reference in the Management Data Subsidiaries Warranties to any matter or circumstance shall be deemed to include such equivalent or similar matter, law, regulation or circumstance as shall be applicable in any overseas jurisdiction whatsoever and with such necessary changes (mutatis mutandis) as may be required to give reasonable meaning and effect thereto in relation to each of the Management Data Subsidiaries;

            (iv) all references in the GEAC UK Tax Warranties to the Company shall unless the context otherwise requires be construed as references to each and every GEAC UK Group Company.

      (c) Without prejudice to the terms of the Disclosure Letter, each of the paragraphs in schedule 7:

            (i)   shall be construed as a separate and independent warranty; and

            (ii) save as expressly otherwise provided in this Agreement, shall not be limited by reference to any other paragraph in schedule 7 or by any other provision of this Agreement and Newco 1 shall have a separate claim and right of action in respect of every Relevant Breach of each such warranty.

6.4 Pursuant to clause 4.1(i)(ii) Newco 1 shall have funded the repayment of the GEAC Inter-Company Loan. It is acknowledged by the parties that the loss suffered by Newco 1 in consequence of any Relevant Breach and/or any breach of the Management Data Warranties Deed may include, without prejudice to any claim for loss of bargain, all sums payable under or pursuant to this Agreement (including the funding and repayment of the GEAC Inter-Company Loan pursuant to clause 4.1(i)(ii)) and the Austrian Inter-Company Loan Assignment and the Software Assignment.

6.5 Subject to clause 6.2(b) all claims by Newco 1 for damages or compensation in respect of any Relevant Breach shall be subject to the provisions for the protection of the Vendor in schedule 8.

6.6 The Warranties shall not in any respect be extinguished or affected by Completion.

6.7 The Vendor agrees with the Purchasers (for themselves and as trustee for the Targets):

      (a) that the giving by the Targets and/or any of their directors, employees, agents or advisers to the Vendor or their agents or advisers of any information or opinion in connection with the Warranties or the Tax Covenant or the Disclosure Letter or any of the Principal Documents or otherwise in relation to the business or affairs of the Targets or in connection with the negotiation and preparation of this Agreement or the Disclosure Letter or any of the Principal Documents shall not be deemed a representation, warranty or guarantee to the Vendor of the accuracy of such information or opinion;

      (b) to waive any right or claim which it may have against any of the Targets and/or any of its directors, employees, agents or advisers for any error, omission or misrepresentation in any such information or opinion; and

      (c) that any such right or claim shall not constitute a defence to any claim by either Purchaser under or in relation to this Agreement (including the Warranties or the Tax Covenant).

6.8 Newco 1 hereby acknowledges that it is not aware of any matter (other than fairly disclosed pursuant to the Disclosure Letter) which it knows gives it grounds to recover damages under the terms of this Agreement for breach of any of the Warranties. This acknowledgement is not to say that if further information comes to Newco l's knowledge following Completion, such information might not, when considered in conjunction with matters already known to Newco 1, give Newco 1 grounds for such recovery. For the purposes of this clause 6.8, references to the awareness or knowledge of Newco 1 shall be construed as references to the actual knowledge of Martin Green and Bal Johal after Newco 1 has made reasonable enquiry of Philip Jordan and Martin Brown and having reviewed the Deloitte & Touche Due Diligence Report and the Wragge & Co Due Diligence Report.

7     INDEMNITIES

7.1 The Vendor shall indemnify Newco 1 (for itself and as agent and trustee for Newco 2 and each Target) in respect of:

      (a) (subject to clause 7.3, 7.5 and 7.7) any liabilities, losses, claims, costs and expenses incurred or suffered by or made against Newco 1 and/or the Targets (or any of them) arising as a result of any aspect of the GEAC UK Reorganisation (including without limitation any liability pursuant to the Regulations and any liability arising as a result of the unlawfulness of any part of the GEAC UK Reorganisation other than insofar as the aspect or matter giving rise to such liability, losses, claims, costs or expenses is dealt with by any of the remaining paragraphs of this clause 7);

      (b) (subject to clause 7.3) any liabilities, losses, claims, costs and expenses incurred or suffered by or made against Newco 1 and/or the Targets (or any of them) arising as a result of any failure to transfer to the GEAC UK Subsidiary the absolute legal and beneficial property in and possession of any Smartstream Fixed Asset and/or Smartstream Moveable Asset the ownership or use of which is material to the conduct in the ordinary course of the Smartstream Business (as hitherto carried on) provided that this clause 7.1(b) shall not apply to any asset the use of which is material to the ordinary course of business of any company in the Vendor Group if arrangements are made in the Transitional Support Agreement Term Sheet for the shared use of such asset both in the business of the relevant member of the Vendor Group and in the Smartstream Business;

      (c) (subject to clause 7.2 and 7.6) any costs and expenses of obtaining any third party consents to the transfer, assignment or novation of any of the Smartstream Customer Contracts or the Management Data Customer Contracts to or in favour of the GEAC UK Subsidiary, GEAC GmbH or any of the Management Data Subsidiaries, provided that in relation to any such contract such consent is obtained prior to the date when the contract would have terminated through effluxion of time and further provided that in expending such costs and expenses in relation to any particular contract Newco 1, Newco 2 or each relevant Target as the case may be has not acted in contravention of the provisions of clause 7.2;

      (d) any payments which would have been payable to GEAC UK, GEAC GmbH or any of the Management Data Subsidiaries by a customer pursuant to a Smartstream Customer Contract or a Management Data Customer Contract had one of these companies been a contracting party but which payments are successfully avoided by such customer by reason of none of such companies either being a contracting party or having had such contract validly assigned to it (provided that the relevant Target has used its best endeavours (but with no obligation to expend money or to take any action which could damage the goodwill or reputation of its business) to recover such payment from such customer);

      (e) (subject to clause 7.4) the amount payable to any supplier pursuant to a Smartstream Supply Contract or Smartstream Licence or a Management Data Supply Contract or Management Data Licence (which contract or Licence is not in the name of and has not been validly assigned to any of the Targets) in order to secure a contract or licence between such supplier and one of the Targets on similar terms to that subsisting prior to Completion;

      (f) (subject to clause 7.3 and 7.5) any liability of GEAC GmbH to any other party pursuant to the Management Data Acquisition Agreement save where such liability is caused by the act or omission of GEAC GmbH after Completion in circumstances where it knew or should reasonably have known that such a liability would be caused thereby;

      (g) all liabilities, losses, claims, costs and expenses incurred or suffered by or made against GEAC UK or the GEAC UK Subsidiary as a result of GEAC UK and/or the GEAC UK Subsidiary entering into the GEAC UK Bristol Property Licence to Occupy without having obtained all necessary consents to do so;

      (h) all liabilities (including without limitation liabilities arising from breaches of Lease covenants and conditions) claims, costs and expenses of GEAC UK or the GEAC UK Subsidiary or Management Data (Deutschland) GmbH as the current or the original tenant of the properties mentioned below including without limitation:

            (i) rent and all other day to day costs in respect of the said properties and any cost incurred in connection with the assignment of the leases in respect of such properties pursuant to the terms of this agreement; and

            (ii) any damages in respect of any breach of covenant due to any unlawful assignment of the relevant lease of the said properties or the unlawful occupation of the relevant property by any company other than GEAC UK or Management Data (Deutschland) GmbH (in respect of the premises in Germany) and in respect of forfeiture arising from such a breach

                  (A)   the Cannon Street Property;

                  (B)   the High Wycombe Property;

                  (C)   the Twickenham Property;

                  (D) the leasehold premises at Wagnerbriete 3D-83607 Holzkirchen Germany comprised in a contract dated 21

                        November 1991 made between Management Data Deutschland GmbH (1) and Walter Wochinger (2); and

                  (E)   the Neston Property.

            as well as all liabilities, claims costs and expenses of GEAC UK or the GEAC UK Subsidiary or Management Data (Deutschland) GmbH incurred as a result of GEAC UK or the GEAC UK Subsidiary or Management Data (Deutschland) GmbH entering into any surety, guarantee authorised guarantee agreement or any other obligations or arrangement permitted in clause 3 of schedule 12 in respect of the said properties whereby GEAC UK or the GEAC UK Subsidiary or Management Data (Deutschland) GmbH may or shall be responsible for any such liabilities, claims, costs or expenses;

      (i) all actions, proceedings, costs, claims, damages and expenses brought or made against or incurred by Newco 1 or any GEAC UK Group Company (or any of them) in so far as the same relate to any participation or involvement in the MAI (UK) Limited Retirement Benefits Scheme or the CLSI Executive Retirement Plan in respect of any employee or officer or former employee or officer of GEAC UK;

      (j) (subject to clause 7.5) all liabilities, losses, claims, costs and expenses incurred or suffered by or made against GEAC UK in respect of the guarantee agreement dated 4 February 2000 and made between North East Essex Building Company (1) Just-Sites.com Limited (2) and GEAC Computers Limited (GEAC UK) (3);

      (k) any sum less than (pound)1,000,000 in the bank account of GEAC UK at Completion;

      (l) (subject to clause 7.5) any liability to George Wishart in relation to the termination of his employment with Management Data America Inc. and any claim by him against that company arising out of illness incurred by him in the course of his employment;

      (m) the extent to which on Completion the net assets of GEAC UK are less than (pound)2,000,000 and the extent to which it has any liability whatsoever (actual or contingent);

      (n) the extent to which on Completion the net assets of the GEAC UK Subsidiary are less than (pound)1,000,000 and the extent to which it has any liabilities whatsoever (actual or contingent) save for the GEAC Inter-Company Loan and liabilities arising in the ordinary course of the Smartstream Business;

      (o) all fees payable to PricewaterhouseCoopers for audit and taxation work and advice for or relating to any financial period ending on or before the Completion Date in respect of GEAC UK or the GEAC UK Subsidiary provided that Newco 1 shall not agree any such fees without the prior consent of the Vendors;

      (p) (subject to clause 7.5) all liabilities, losses, claims, costs and expenses comprising or in relation to the termination of employment of Messrs Minicanti and Zbinden;

      (q)   any VAT payable in respect of the Management Services Invoice;

      (r) all liabilities, claims, costs and expenses incurred by Newco 1 or Newco 2 in respect of any failure of the Vendor to fulfil its obligations under clause 5.12.

7.2 In the event that any Smartstream Customer Contracts or Management Data Customer Contracts are not following Completion in the name of any of the Targets for so long as the relevant customer raises no objection Newco 1 and Newco 2 shall procure that the relevant Target shall continue to perform such contract as if it were the contracting party and the Vendor shall permit (or procure that the relevant Vendor Group company shall permit) such Target to do so (as appropriate) as its assignee, agent, or sub-contractor but on the basis that the entire benefit of such contract shall accrue to such Target including without limitation all revenue thereunder. Each such Target shall meet all the costs of performing each such contracts. For so long as the relevant customer raises no objection on the ground that such Target is not a contracting party to the relevant contract, Newco 1 shall procure that such Target continues to perform such contract and does not knowingly bring to the customer's attention the fact that it is not a contracting party.

7.3   The Vendor shall have no liability pursuant to clauses 7.1(a), 7.1(b), 7.1
      (c) or 7.1 (f) in relation to any matter which is capable of remedy by the Vendor if the Vendor remedies such matter within 30 days of receiving notice by Newco 1 of its claim for indemnification. As a condition of being able to claim indemnification pursuant to any of clauses 7.1(a), 7.1(b), 7.1 (c) or 7.1(f) Newco 1 shall provide the Vendor with all assistance that it reasonably can (subject to being indemnified by the Vendor for any costs of doing so) to enable the Vendor to remedy the matter in question within 30 days of receiving notice and will not (save where acting bona fide it considers it to be necessary in the best interests of its business and after reasonable prior consultation with the Vendor) take any action which may compromise the Vendors ability to remedy the matter in question.

7.4 In the event of any supplier under a Smartstream Supply Contract a Smartstream Licence a Management Data Supply Contract or a Management Data Licence refusing or threatening to refuse to supply any product (including software) service, licence, permit or consent which it had supplied prior to Completion to any of the Targets (other than as a result of the Target making a conscious effort to encourage such supplier to do so) the Purchaser shall be entitled to so notify the Vendor in writing. The Vendor will then be allowed four weeks from such notification to attempt to procure the entering into by the supplier and the Target in question of an agreement on similar terms, mutatis mutandis, to the terms upon which the Supplier had previously supplied the Target in question. In the event that the Vendor does not succeed in procuring the entering into of such an agreement in such period, the Target will be entitled to pay such amount as the Target, acting reasonably and in good faith, considers to be the lowest the Supplier will accept to enter into the said agreement and the Vendor will be liable to reimburse the Purchaser for such amount pursuant to clause 7.1(e).

7.5 If any matter comes to the notice of Newco 1 which may give rise to a liability under clauses 7.1(a), 7.1(f), 7.1(g), 7.1(h), 7.1(j), 7.1(1) or
      7.1(p) Newco 1 shall:

      (a) as soon as reasonably practicable give written notice of that matter to the Vendor, specifying in reasonable behaviour detail the nature of the potential liability and, so far as is practicable, the amount likely to be claimed in respect of it;

      (b) not make any admission of liability, agreement or compromise with any person, body or authority in relation to that matter without the prior written consent of the Vendor such consent not to be unreasonably withheld or delayed;

      (c) in order to assist the Vendor in deciding how best to avoid, dispute, resist, compromise or defend any matter giving rise to such a liability as is referred to in this clause 9, give the Vendor and its professional advisers access on reasonable notice being given to the premises and personnel of Newco 1, Newco 2 or the Targets and to any relevant chattels, accounts, documents and records within the power or control of Newco 1, Newco 2 or the Target and allow the Vendor and its professional advisers to examine such premises, chattels, accounts, documents and records and to take copies at their own expense; and

      (d) subject to the Vendor indemnifying the relevant Purchaser and/or Target to the relevant Purchaser's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred, Newco 1 shall take or procure that Newco 2 or any of the Targets shall take such action as the Vendor may reasonably request to avoid, dispute, resist, compromise or defend any claim arising out of the matter in question.

      provided that nothing in this clause 7.5 shall prevent Newco 1, Newco 2 or any of the Targets from complying with any legal obligation to discharge any liability on its due date and provided further that any failure by Newco 1 to comply with any provision of this clause 7.5 relating to the giving of notice or the doing of any other thing shall not release the Vendor from any liability in respect of the subject matter thereof save to the extent that such liability has been increased as a direct consequence of Newco l's failure to comply with such provision in which case the Vendor shall be released from liability in respect of the relevant amount of increase.

7.6 Newco 1 shall not be entitled to make any claim pursuant to clause 7.1(c) or 7.1(d) after the period of 15 months from the Completion Date.

7.7 Newco 1 shall not be entitled to make any claim pursuant to clause 7.1 in so far as any such claim arises as a result of a claim by a Smartstream Employee arising in respect of the cessation of his membership of the GEAC UK Scheme following the GEAC UK Reorganisation as a result of the failure of the GEAC UK Subsidiary to offer him benefits as good as those he enjoyed under the GEAC UK Scheme.

8     PURCHASERS' WARRANTIES

8.1   Newco 1 warrants to the Vendor that:

      (a) it is a private company duly incorporated and validly existing under the laws of England;

      (b) it has the requisite corporate power and authority under its Memorandum of Association to enter into, execute, deliver and perform its obligations under this Agreement and the relevant Principal Documents to be entered into by it pursuant to this Agreement;

      (c) the execution and delivery of this Agreement and the relevant Principal Documents to be entered into by it pursuant to this Agreement and the performance of its obligations under them have been duly authorised by all necessary corporate action on the part of it (whether under its Articles of Association or otherwise);

      (d) this Agreement and the relevant Principal Documents to be entered into by it pursuant to this Agreement, when executed, constitute legal, valid and binding obligations of it in accordance with their respective term;

      (e) the execution and delivery of this Agreement and the performance by Newco 1 of its obligations under, and compliance with the provisions of, this Agreement will not result in:

            (i) any breach or violation by Newco 1 of any provision of its constitution; or

            (ii) any breach of, or constitute a default under, any instrument or agreement to which Newco 1 is a party or by which Newco 1 is bound; or

            (iii) any breach of any law or regulation in any jurisdiction having the force of law or of any order, judgment or decree of any court or governmental agency by which any Newco 1 is bound; and

      (f) no consent, authorisation, licence or approval of Newco l's shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery or enforceability of this Agreement, including the performance by Newco 1 of its obligations under this Agreement.

8.2   Newco 2 warrants to the Vendor in the terms set out in clauses 8.1 (a) to
      (f) above.

9     TAX COVENANTS

9.1

      (a) Subject to clause 9.1 (b), the Vendor hereby covenants with Newco 1 and Newco 1 covenants with the Vendor in the terms of schedule 4, the provisions of which shall take effect from Completion.

      (b) For the purposes of clause 9.1(a), references in schedule 4 to "the Purchaser", are to "Newco 1".

10    VENDOR RESTRICTIVE COVENANTS

10.1 Each of the Vendor and GEAC Canada undertakes with each of the Purchasers that without the prior consent in writing of the Purchasers (such consent not to be unreasonably withheld or delayed) it will not (and will procure that each Vendor Group Company will not) whether by itself, its employees or agents and whether on its own behalf or on behalf of any other person, firm or company or otherwise howsoever:

      (a) for the Prohibited Period carry on or otherwise be engaged, concerned or interested in any capacity (whether for reward or otherwise) in, provide any technical, commercial or professional advice to, or in any way assist any business which is or is about to be engaged in the development, production, distribution or sale of the GEAC UK Restricted Products or the GEAC GmbH Restricted Products or the Management Data Subsidiaries Restricted Products or any of them or the supply of the GEAC UK Restricted Services or the GEAC GmbH Restricted Services or the Management Data

            Subsidiaries Restricted Services or any of them in the Prohibited Area in competition with any of the Targets;

      (b) for the Prohibited Period in relation to the GEAC UK Restricted Products or the GEAC GmbH Restricted Products or the Management Data Subsidiaries Restricted Products or any of them or the GEAC UK Restricted Services or the GEAC GmbH Restricted Services or the Management Data Subsidiaries Restricted Services or any of them solicit or canvass, accept orders from or otherwise deal with any person, firm, company or other organisation who:

            (i) was a customer of any of the Targets at any time during the 3 years prior to the Completion Date; or

            (ii) at the Completion Date was in the process of negotiating doing business with any of the Targets; or

      (c) for the period of two years commencing with the date of this Agreement solicit or entice away or endeavour to solicit or entice away from any of the Targets or employ any director or manager or salesman or software developer or other senior employee of any Target on the Completion Date, whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of such Target provided always that this provision shall cease to apply in relation to any person whose employment with any Target shall have terminated once the period of three months following such termination shall have expired.

10.2 Each of the Vendor and GEAC Canada undertakes with each of the Purchasers that it will not (and will procure that each Vendor Group Company will not) at any time after Completion whether by itself, its employees or agents or otherwise howsoever:

      (a) engage in any trade or business using any of the Management Data Business Names or any name incorporating the Management Data Business Names or any similar name or names or any colourable imitation thereof;

      (b) in the course of carrying on any trade or business, claim, represent or otherwise indicate any then present association with any Target;

      (c) subject to clause 10.4, without the consent of the Purchasers use, whether on his own behalf or on behalf of any third party, or divulge to any third party, any of the Smartstream Confidential Information GEAC GmbH Confidential Information or Management Data Subsidiaries Confidential Information.

10.3

      (a)   The restrictions in clauses 10.2(c) shall not apply:

            (i) in respect of any of the Smartstream Confidential Information, or Management Data Confidential Information which is in or becomes part of the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or

            (ii) to either the Vendor or GEAC Canada to the extent that it is required to disclose any Smartstream Confidential Information, or Management Data Confidential Information by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject.

10.4 Each of the Vendor and GEAC Canada agrees with the Purchasers that the restrictive covenants in clauses 10.1 to 10.2 inclusive are reasonable and necessary for the protection of the value of the Sale Shares and the Targets and that having regard to that fact those covenants do not work harshly on it.

10.5 Each of the Vendor and GEAC Canada hereby undertakes with the Purchasers that it will at the request and cost of the Vendor and/or GEAC Canada enter into a direct agreement or undertaking with any Target or Targets whereby it will accept restrictions and provisions corresponding to the restrictions and provisions contained in clauses 10.1 to 10.4 inclusive (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests.

10.6 The provisions of this clause 10 shall not preclude the Vendor, or any Vendor Group Company from purchasing all the share capital of any company, corporation or body corporate ("CORPORATE TARGET") or a business (or part thereof) or undertaking (or part thereof) or assets (or part thereof and including, without limitation, contractual commitments) ("BUSINESS TARGET") which contains a company or business whose activities (or part thereof) would be in breach of clause 10.1(a) ("RESTRICTED BUSINESS") provided that the annual revenues of such company or business attributable to the Restricted Business do not exceed (pound)2,000,000 and provided further that the Vendor has procured that the Purchasers have the opportunity to purchase such company or Restricted Business for a consideration equal to the proportion of the consideration paid by the Vendor, GEAC Canada or other Vendor Group Company for the Corporate Target or Business Target as appropriate equal to the proportion of the Corporate Target's or Business Target as appropriate overall annual revenues represented by such Restricted Business.

11    PURCHASERS COVENANT

11.1 Each of the Purchasers undertakes with the Vendor (for itself and as trustee for each Vendor Group Company) that without the prior consent in writing of the Vendor (such consent not to be unreasonably withheld or delayed) it will not (and will procure no Target shall) whether by itself, its employees or its agents and whether on its own behalf or on behalf of any other person, firm or company or otherwise howsoever for the period of two years commencing on the date of this Agreement solicit or entice away or endeavour to entice away from any Vendor Group Company any director or manager or salesman or software developer or other senior employee of any Vendor Group Company as at the Completion Date whether or not that person would commit any breach of his contract of employment by reason of his leaving the service of such Vendor Group Company provided always that this provision shall cease to apply in relation to any person whose employment with any Vendor Group Company shall have terminated once the period of three months immediately following such termination shall have expired.

11.2 The Purchasers shall deliver to the Vendor within 7 days of Completion certified copies of certificates of incorporation on change of name of both GEAC UK Group Companies to names not including the name "GEAC" and agree to procure that each GEAC UK Company remove the name "GEAC" from their advertising, stationery and other materials within 3 months of the Completion Date and undertakes that thereafter none of the Purchasers nor any Target shall use the name "GEAC".

12    VENDOR AND GEAC CANADA CAPACITY WARRANTIES

12.1 The Vendor and GEAC Canada jointly and severally warrant and represent to each of the Purchasers as follows:

      (a) each of the Vendor and GEAC Canada is a limited company duly incorporated and validly existing under the Canada Business Corporations Act 1982 (as amended) and of good standing;

      (b) each of the Vendor and GEAC Canada has the requisite corporate power and authority under its constitution to enter into, execute, deliver and perform its obligations under this Agreement and each of the Principal Documents;

      (c) the execution and delivery of this Agreement and the performance of the obligations of each of the Vendor and GEAC Canada under this Agreement and each of the Principal Documents have been duly authorised by all necessary corporate action on the part of each of the Vendor and GEAC Canada (whether under its constitution or otherwise);

      (d) the obligations of each of the Vendor and GEAC Canada under this Agreement and each of the Principal Documents, constitute legal, valid and binding obligations of each on the Vendor and GEAC Canada in accordance with their respective terms;

      (e) the execution and delivery of this Agreement and each of the Principal Documents and the performance by each of the Vendor and GEAC Canada of its obligations under, and compliance with the provisions of, this Agreement, by each of the Vendor and GEAC Canada will not result in:

            (i) any breach or violation by any of the Vendor and GEAC Canada of any provision of its constitution; or

            (ii) any breach of, or constitute a default under, any instrument or agreement to which any of the Vendor or GEAC Canada is a party or by which any of the Vendor or GEAC Canada is bound; or

            (iii) any breach of any law or regulation in any jurisdiction having the force of law or of any order, judgment or decree of any court or governmental agency by which any of the Vendor or GEAC Canada is bound; and

      (f) no consent, authorisation, licence or approval of any of the Vendor's or GEAC Canada's shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement, including, or the performance by each of the Vendor and GEAC Canada of its obligations under this Agreement, and the Principal Documents.

13    ANNOUNCEMENTS

13.1 The parties shall agree the terms of two announcements relating to the sale and purchase hereunder one to be made by the Vendor and one to be made by Newco 1 on Completion and thereafter no party shall require the consent of any other to any further announcements concerning the sale and purchase.

14    RELEASES, WAIVERS ETC., BY THE PURCHASERS

14.1 The Purchasers may jointly, in their discretion, in whole or in part release, compound or compromise, or waive their rights or grant time or indulgence in respect of, any liability to it under this Agreement and may do so as regards any one or more of the Vendor or GEAC Canada under that liability without in any way prejudicing or affecting the liability of or its rights against any other of the Vendor or GEAC Canada as appropriate in respect of the same or a like liability, whether joint and several or otherwise.

14.2 Subject to clause 14.3, neither the single or partial exercise or temporary or partial waiver by either of the Purchasers of any right, nor the failure by either of the Purchasers to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by either of the Purchasers to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude any exercise or enforcement or (as the case may be) further or other exercise or enforcement by either of the Purchasers of, that or any other right or provision.

14.3  All references in clause 14.2 to:

      (a) any right shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to either of, the Purchasers; and

      (b)   any failure to do something shall include any delay in doing it.

14.4 The giving by either of the Purchasers of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of either of the Purchasers to withhold or give consent to the doing of any similar act.

15    NOTICES

15.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

      (a) it is delivered by being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary); or

      (b) the envelope containing the notice is properly addressed to the addressee at his authorised address and duly posted by the recorded delivery service (or by airmail registered post if overseas);

      and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the notice was duly given within the meaning of this clause 15.1.

15.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 15.1(b) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

15.3 For the purposes of this clause 15 the authorised address of each of the Targets shall be the address of its registered office for the time being.

15.4 For the purposes of this clause 15, the authorised address of each of the Vendor and GEAC Canada shall be the registered office address for the time being of the GEAC Computer Corporation Subsidiary and any notice served at such address shall be effective only if marked "for the attention of the Finance Director of GEAC Limited". Every notice served on the either Vendor pursuant to this Agreement must be copied to, (i) GEAC Computer Corporation Limited, 4100 Yonge Street, Suite 601, Toronto, Ontario, Canada M2P 2G2 (or such other address as notified to Newco 1 from time to time) marked for the attention of the Corporate Secretary, (ii) GEAC Computer Corporation Limited, at the same address, marked for the attention of the General Counsel and (iii) GEAC Computer Corporation Limited, at the same address, marked for the attention of the Senior Vice President M & A.

15.5 Any notice duly given within the meaning of clause 15.1 shall be deemed to have been both given and received:

      (a) if it is delivered in accordance with clause 15.1(a) or 15.1(b), on such delivery;

      (b) if it is duly posted or transmitted in accordance with clause 15.1(b) by any of the methods therein specified, on the second (or, when sent airmail, fifth) business day after the day of posting.

15.6 For the purposes of this clause 15 "notice" shall include any request, demand, instruction, communication or other document.

16    ENTIRE AGREEMENT

16.1 This Agreement and the Principal Documents constitute the entire agreement between the parties in relation to the subject matter covered and supersede any previous agreement between the parties in relation to such matters which shall cease to have any further effect. It is agreed that:

      (a) no party has entered into this Agreement in reliance upon any statement, representation, warranty or undertaking which is not set out or referred to in this Agreement or the Principal Documents;

      (b) in the absence of fraud, no party will have any remedy in respect of any untrue statement, made to it or its representatives or agents, prior to this Agreement being entered into and upon which it or they relied other than representations, warranties or undertakings set out or referred to in this Agreement or the Principal Documents and such party's only remedy in respect of representations, warranties and undertakings set out in this Agreement or the Principal Documents will be damages for breach of contract; and

      (c) this clause shall not exclude any liability for fraudulent misrepresentation.

      In respect of the GEAC UK Acquisition, the GEAC GmbH Acquisition and the Management Data Subsidiaries Acquisition, the Vendor and GEAC Canada hereby confirm that there are no other agreements between any of them or any of them and the Targets or any Vendor Group Company other than this Agreement and any agreements referred to in this Agreement.

17    ALTERATIONS

17.1 No purported alteration of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto.

18    SEVERABILITY

18.1 Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this clause would not negate the commercial intent and purpose of the parties under this Agreement.

18.2 If any provision cified herein being in of this Agreement is illegal or unenforceable as a result of any period speexcess of that permitted by a Relevant Authority, that provision shall take effect with the substitution of the longest period acceptable to the Relevant Authority subject to it not negating the commercial intent of the parties under this Agreement.

19    COUNTERPARTS

19.1 This Agreement may be entered into in the form of two or more counterparts each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

20    PAYMENT OF COSTS

20.1 Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement including the Principal Documents and all ancillary documents.

21    SUCCESSORS AND ASSIGNS

21.1 This Agreement shall be binding on and shall enure for the benefit of the successors in title of each party.

21.2 Save as provided in clauses 21.3 and 21.4, none of the parties hereto shall be entitled to assign the benefit of any rights under this Agreement.

21.3 The benefit of this Agreement (including the Warranties) shall be freely assignable by either of the Purchasers to each other or to any holding company or subsidiary of either of the Purchaser and/or to The Royal Bank of Scotland, Barclays Bank plc, 3i Group plc and to any parties who from time to time provide debt finance to the Purchasers (or either of them) including for the avoidance of doubt The Royal Bank of Scotland plc, RBS Mezzanine Limited and Barclays Bank and, in the event of any such assignment, all references in this Agreement to the Purchasers or either of them as appropriate shall be deemed to include its assigns.

21.4 The benefit of clauses 5.5 and 5.8 of this Agreement shall be freely assignable by the Vendor to any holding company or subsidiary of the Vendor and in the event of any such assignment, all references in this Agreement to the Vendor shall be deemed to include its assigns.

21.5 Save as provided in clause 21.3 and 21.4 nothing in this Agreement or in any Principal Document shall confer or is intended to confer on any third party any benefit or right which that third party would not have but for the provisions of the Contracts (Rights of Third Parties) Act 1999.

22    APPLICABLE LAW AND SUBMISSION TO JURISDICTION

22.1 This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the High Court of Justice in England for the purpose of hearing and determining any suit, action or proceedings which may arise out of or in connection with this Agreement.

23    ADDRESS FOR SERVICE

23.1

      (a) Each of the Vendor and GEAC Canada ("THE APPOINTOR") hereby irrevocably authorises and appoints the GEAC Computer Corporation Subsidiary to accept on its behalf service of all legal process arising out of or connected with this Agreement.

      (b) Service of such process on the person for the time being authorised under clause 23.1(a) to accept it on behalf of the appointor shall be deemed to be service of that process on the appointor.

IN WITNESS whereof this Agreement has been entered into as a deed the day and year first above written.

EXECUTED as a Deed by               )
GEAC CANADA LIMITED                 )
acting by:                          )


                 A.S.O.                    "Geac Canada Limited"

                 A.S.A.                    "Geac Canada Limited"


EXECUTED as a Deed by               )
GEAC COMPUTER CORPORATION           )
LIMITED                             )
acting by:                          )


                 A.S.O.                    "Geac Computer Corporation Limited"

                 A.S.O.                    "Geac Computer Corporation Limited"


EXECUTED as a Deed by               )
INGLEBY (1306)                      )
LIMITED                             )
acting by:                          )


                 Director                  "Ingleby (1306) Limited"

                 Director/Secretary        "Ingleby (1306) Limited"

EXECUTED as a Deed by               )
SBS INTERNATIONAL HOLDINGS          )
acting by:                          )


                 Director                  "SBS International Holdings"

                 Director/Secretary        "SBS International Holdings"

                                   SCHEDULE 7

                        MATTERS REPRESENTED AND WARRANTED



                           PART A - GENERAL WARRANTIES



1        Schedules

2        GEAC UK Reorganisation

3        Encumbrances/Debts

                           PART A - GENERAL WARRANTIES

1        SCHEDULES

1.1      The facts stated in schedules 1, 2 and 3 are correct.

2        GEAC UK REORGANISATION

2.1      The GEAC UK Reorganisation Step Plan is accurate in all respects

3        ENCUMBRANCES/DEBTS

3.1 All Guarantees and Security Interests given by the Targets (or any of them) have been released.

3.2 Save in respect of the GEAC Inter-Company Loan and in respect of such matters to be provided for in the Working Capital Statement, there are no amounts due from the Vendor Group (or any Vendor Group Company) to the Targets (or any of them) or due to the Vendor Group (or any Vendor Group Company) from the Targets (or any of them).

                           PART B - GEAC UK WARRANTIES

1        GEAC UK Sale Shares

2        GEAC UK

3        Debtors and Creditors

4        GEAC UK Subsidiaries

5        Directors and Employees

6        Pensions

7        Unissued Capital

8        Litigation, Offences and Processes

9        Special contracts and arrangements

10       Transactions with Shareholders or Directors

11       Administration

12       Effect of this Agreement

                           PART B - GEAC UK WARRANTIES

1     GEAC UK SALE SHARES

1.1 All the GEAC UK Sale Shares are fully paid or are properly credited as fully paid and the Vendor is the sole legal and beneficial owner of the entire issued share capital of GEAC UK as set out against the Vendor's name in column (d) of Part A of schedule 1 free from all Security Interests, claims or other third party rights (including rights of pre-emption) of any nature whatsoever.

2     GEAC UK

2.1 Since the Smartstream Business Transfer Date, GEAC UK has not traded or undertaken any activities of any sort (save as the holding company of the GEAC UK Subsidiary) and has incurred no liabilities or obligations actual or contingent.

3     DEBTORS AND CREDITORS

3.1 GEAC UK has no bank indebtedness (including hire purchase and lease type arrangements) and has not agreed to create or permitted to arise any mortgage or charge or other Security Interest or encumbrance.

3.2 GEAC UK is not owed any moneys other than in the ordinary course of business.

4     GEAC UK SUBSIDIARIES

4.1   GEAC UK:

      (a) has never had during the period of five years ended on the Completion Date any subsidiary other than the GEAC UK Subsidiary;

      (b) directly or indirectly owns free from encumbrances the whole of the issued share capital of the GEAC UK Subsidiary;

      (c) has not during the period of five years ended on the Completion Date been a subsidiary of any company other than the Vendor; and

      (d) holds no shares in the capital of any company other than the GEAC UK Subsidiary

5     DIRECTORS AND EMPLOYEES

5.1 GEAC UK does not have any employees, consultants nor directors, save as disclosed in the Disclosure Letter.

5.2 So far as the Vendor is aware, no person is a shadow director of GEAC UK within the meaning of section 741(2) CA 1985.

6     PENSIONS

6.1 There are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date hereof for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of GEAC UK's employees or directors or former employees or former directors or for the benefit of dependants of any of those persons nor has any proposal to establish any such agreement or arrangement been announced.

7     UNISSUED CAPITAL

7.1 There are no agreements or instruments in force which require or confer the right (conditionally or unconditionally) to require the issue of any share or loan capital of GEAC UK now or at any time in the future nor are there any agreements restrictions or obligations entered into by or binding on GEAC UK as to its unissued share or loan capital.

8     LITIGATION, OFFENCES AND PROCESSES

8.1 GEAC UK is not party to any litigation (whether criminal or civil), arbitration, reference of any dispute or disagreement to an expert or any alternative dispute resolution process pursuant to any binding obligations on GEAC UK and so far as the Vendor is aware, there are no facts or circumstances likely to give rise to such litigation, arbitration, reference or any alternative dispute resolution process.

8.2 No undischarged injunction has been granted against GEAC UK and GEAC UK has given no formal undertaking which remains outstanding or unfulfilled to any Court or to any third party arising out of any legal proceedings.

8.3 No order has been made or petition served or resolution passed for the winding up of GEAC UK nor, so far as the Vendor is aware, has any person threatened to present such a petition or convened or threatened to convene a meeting of GEAC UK to consider a resolution to wind up GEAC UK; no distress or execution has been levied on any asset of GEAC UK nor, so far as the Vendor is aware has any person threatened any such distress or execution; so far as the Vendor is aware no person has appointed or threatened to appoint a receiver in respect of GEAC; so far as the Vendor is aware there is no unfulfilled or unsatisfied judgement or court order outstanding against GEAC UK.

8.4 So far as the Vendor is aware there has been no material violation by GEAC UK and/or any of its officers of any Official Requirement of the United Kingdom, the European Communities or any local laws of any other jurisdiction or any ruling penalty or sanction.

9     SPECIAL CONTRACTS AND ARRANGEMENTS

9.1   GEAC UK has not at any time:

      (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

      (b) directly or indirectly provided any financial assistance (as defined for the purpose of section 151 CA 1985) for the purpose of the acquisition of shares of GEAC UK or any holding company of GEAC UK or for the purpose of reducing or discharging any liability incurred in any such acquisition whether pursuant to section 155 CA 1985 or otherwise; or

      (c) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any description or passed or agreed to pass any resolutions to do so.

10    TRANSACTIONS WITH SHAREHOLDERS OR DIRECTORS

10.1 So far as the Vendor is aware no transactions, contracts or legally binding arrangements have been entered into to which GEAC UK is a party:

      (a) in which a shareholder in or director of GEAC UK or any person connected with a shareholder in or director of GEAC UK has been interested whether directly or indirectly; or

      (b) which fall within the definition of "transaction with a related party" contained in Chapter 11 of the Listing Rules published by The London Stock Exchange.

10.2 So far as the Vendor is aware (save for expenses and claims arising in the ordinary course of business) no monies are owed by GEAC UK to a shareholder in or director of GEAC UK (or to any person connected with any such shareholder or director) or to any company or partnership in which any of such directors are directly or indirectly interested other than as holders of listed securities.

10.3 So far as the Vendor is aware GEAC UK has no debts owed to it by any of its directors or by any Vendor Group Company (or by a person connected with any such director or company) or by any company in which the directors of GEAC UK are directly or indirectly interested (other than as holders of listed securities) nor does any Vendor Group Company have any claim(s) against GEAC UK on any account whatsoever including claims for compensation for loss of office or for unfair dismissal or redundancy payment.

10.4 With the exception of each Target, no Vendor Group Company has any interest in any partnership or company (whether limited or unlimited and whether by way of share holding, directorship or employment) and which is in competition with GEAC UK.

11    ADMINISTRATION

11.1 There are attached to the Disclosure Letter true and accurate copies of the Memorandum and Articles of Association of GEAC UK incorporating all amendments made up to and including the date hereof.

11.2 The register of members of GEAC UK contains a true and accurate record of the members and all former members of GEAC UK and their holdings of shares in the capital of GEAC UK.

11.3  All mortgages charges and debentures by or in favour of GEAC UK to which section 395 CA 1985 applies have been registered in accordance with the provisions of that section.

11.4  So far as the Vendor is aware no direction has been given to GEAC UK under section 28 CA 1985.

11.5 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies and so far as the Vendor is aware the Department of Trade and Industry by GEAC UK have been correctly and properly prepared and so filed or delivered.

11.6 So far as the Vendor is aware all the accounts books ledgers and financial and other material records of whatsoever kind of GEAC UK are held or stored in means which are under the exclusive ownership and control of GEAC UK or are available to GEAC UK, have so far as the Vendor is aware at all times been properly and in all material respects accurately kept and completed, and so far as the Vendor is aware record all matters required to be entered therein by CA 1985, so far as the Vendor is aware do not contain or reflect any material inaccuracies or discrepancies.

12    EFFECT OF THIS AGREEMENT

12.1 So far as the Vendor is aware compliance with the terms of this Agreement does not and will not:

      (a) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or material instrument to which GEAC UK is a party or any provision of the Memorandum or Articles of Association of GEAC UK or any material lease, contract, order, judgement, award, injunction or regulation or Security Interest by which or to which any material asset of GEAC UK is bound or subject; or

      (b) relieve any person from any material contractual obligation to GEAC UK or enable any person to terminate any such obligation or any right of GEAC UK or to exercise any material right in respect of GEAC UK; or

      (c) result in the creation, imposition, crystallisation or enforcement of any Security Interest on any of the assets of GEAC UK; or

      (d) result in any present or future indebtedness of GEAC UK becoming due or capable of being declared due and payable prior to its stated maturity and "material" shall mean for the purposes of this paragraph 12.1 such matter which would give rise to a single claim for a breach of paragraph 12.1 of in excess of (pound)100,000.

                        PART C - GEAC UK GROUP WARRANTIES

1.       GEAC Financial Information

2.       Position prior to and since Smartstream Business Transfer Date

3.       Debtors and Creditors

4.       Subsidiaries

5.       Real Property

6.       Assets

7.       Insurances

8.       Conduct of Business

9.       Directors and Employees

10.      Business Name

11.      Pensions

12.      Commercial Contracts and Joint Ventures

13.      Unissued Capital

14.      Intellectual Property

15.      Litigation, Offences and Processes

16.      Grants

17.      Special contracts and arrangements

18.      Transactions with Shareholders or Directors

19.      Administration

20.      Competition Matters

21.      Information Technology Systems

22.      Effect of this Agreement

                        PART C - GEAC UK GROUP WARRANTIES

1.    GEAC FINANCIAL INFORMATION

1.1 The GEAC Financial Information has been prepared on the basis of the Smartstream Business being a division of GEAC UK. As a division of GEAC UK, the Smartstream Business is subject to cost allocations for shared facilities and for shared services that may differ from actual costs. GEAC UK was prior to the Completion Date a subsidiary of the Vendor. The Vendor is a Canadian company and its consolidated financial statements are prepared according to accounting principles and policies adopted by that company from time to time. On this basis the GEAC Financial Information has been prepared consistently for the past three years and presents fairly the results of the Smartstream Business' operations for this time period.

2.    POSITION PRIOR TO AND SINCE THE SMARTSTREAM BUSINESS TRANSFER DATE

2.1 Prior to the Smartstream Business Transfer Date, the GEAC UK Subsidiary was at all times since 1994 dormant within the meaning of CA1985.

2.2 So far as the Vendor is aware, during the period of six months preceding the Smartstream Business Transfer Date:

      (a) the creditors of the Smartstream Business were paid in with the ordinary course of the Smartstream Business; and

      (b) no customer or supplier of the Smartstream Business ceased to trade or materially reduced the level of its trading with the Smartstream Business.

2.3   So far as the Vendor is aware since the Smartstream Business Transfer
      Date:

      (a) the creditors of the Smartstream Business have been paid in the ordinary course of the Smartstream Business;

      (b) no customer or supplier of the Smartstream Business has ceased to trade or materially reduced the level of its trading with the Smartstream Business.

2.4 So far as the Vendor is aware since the Smartstream Business Transfer Date, the GEAC UK Subsidiary has not:

      (a)   agreed to acquire any business; or

      (b) disposed of any of its assets except in the ordinary and normal course of business; or

      (c)   incurred any capital commitment.

3.    DEBTORS AND CREDITORS

3.1 Save in respect of GEAC Inter-Company Loan, the GEAC UK Subsidiary has no indebtedness other than indebtedness which has arisen in the ordinary course and has not agreed to create or permitted to arise any mortgage or charge or other Security Interest, except as disclosed in the GEAC Financial Information.

3.2 So far as the Vendor is aware the GEAC UK Subsidiary is not owed any moneys other than in the ordinary course of business.

3.3   The Smartstream Debtors have not been factored or discounted.

3.4   The GEAC UK Subsidiary has not given any Guarantee.

3.5 Neither the GEAC UK Subsidiary nor GEAC UK is not in default under the terms of any borrowing made by it.

4.    SUBSIDIARIES

4.1   The GEAC UK Subsidiary:

      (a)   has never had any subsidiary;

      (b) has not since its incorporation been a subsidiary of any company other than GEAC UK; and

      (c)   holds no shares in the capital of any company.

5.    REAL PROPERTY

5.1 The GEAC UK Properties comprise all the properties occupied for the purposes of the Smartstream Business immediately prior to the Smartstream Business Transfer Date.

5.2 Neither GEAC UK nor the GEAC UK Subsidiary use or occupy or have any interest in any land and/or buildings for the purposes of its business other than the GEAC UK Properties.

5.3 The description of the GEAC UK Properties and the particulars of the estate owner and present use contained in Part A of schedule 3 are correct.

5.4 In this paragraph the expression "THE PRESENT USE" means in respect of each of the GEAC UK Properties the present use specified in Part A of schedule 3. Save as specified in the Disclosure Letter:

      (a)   GEAC UK has legal title to the GEAC UK Properties;

      (b) all covenants, restrictions and stipulations which do affect the GEAC UK Properties (including covenants contained in Leases under which the GEAC UK Properties are held) have been complied with in all material respects and no outstanding notice of breach has been received;

      (c) the GEAC UK Subsidiary and/or GEAC UK is in exclusive and undisputed occupation of the whole of each of the GEAC UK Properties;

      (d) save as contemplated by this Agreement the GEAC UK Properties are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

      (e) so far as the Vendor is aware, no party claims the benefit of any right, easement, reservation or other privilege or encumbrance in or over the GEAC UK Properties adverse to the title or interest of either GEAC UK or the GEAC UK Subsidiary or the present use;

      (f) so far as the Vendor is aware the GEAC UK Properties and all buildings thereon and the present use thereof comply in all material respects with all relevant Town and Country Planning legislation, by-laws and regulations and no consent or approvals obtained thereunder are temporary or personal (other than to a GEAC UK Group Company) or subject to any conditions which have not been fully complied with;

      (g) so far as the Vendor is aware the GEAC UK Properties each comply in all material respects with the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc. Act 1974 and all other relevant statutory requirements and all orders consents or permissions given thereunder;

      (h) the GEAC UK Properties comply in all material respects with current fire regulations;

      (i) all title deeds and documents required to prove the title of GEAC UK and/or the GEAC UK Subsidiary to the GEAC UK Properties are in the possession of or under the control of GEAC UK and/or the GEAC UK Subsidiary and have been delivered to the Purchasers' Solicitors.

5.5 GEAC UK has not received any adverse surveyors engineers or other professional report in respect of any of the GEAC UK Properties during the 2 years prior to the date of this agreement in respect of which any recommendations remain outstanding

5.6 Replies to enquiries given by the Vendor or the Vendors' Solicitors to enquiries raised by the Purchaser or the Purchasers' Solicitors in respect of the GEAC UK Subsidiary Properties are true , accurate and complete in all material respects.

5.7 Neither the GEAC UK Subsidiary nor GEAC UK has at any time assigned or otherwise disposed of any freehold or leasehold property in respect of which the GEAC UK Subsidiary or GEAC UK has any continuing liability either as original contracting party or by virtue of any direct covenant or under an authorised guarantee agreement given on a sale or assignment to or from GEAC UK or the GEAC UK Subsidiary or as a surety for the obligations or any other person in relation to such property and no claim has been made against GEAC UK or the GEAC UK Subsidiary in respect of any leasehold property formerly held by it or in respect of which it acted as a guarantor nor is any such claim anticipated.

5.8 No notices under the Landlord and Tenant (Covenants) Act 1995 have been served on GEAC UK.

6.    ASSETS

6.1 The Smartstream Assets (excluding the Smartstream Intellectual Property) are the absolute legal and/or beneficial property of the GEAC UK Subsidiary or GEAC UK free from any lease, hire or hire purchase agreement, agreement for payment on deferred terms, bill of sale or retention of title claim (save those arising by operation of law or in the ordinary course of business), mortgage, charge, lien or other encumbrance or Security Interest whatsoever. The Smartstream Assets (excluding the Smartstream Intellectual Property, the benefit of the Smartstream Contracts and the Smartstream Licences) are in the possession or under the control of the GEAC UK Subsidiary or GEAC UK and situate at the GEAC UK Bristol Property. There are no agreements or arrangements restricting the freedom of the GEAC UK Subsidiary and GEAC UK to sell the Smartstream Assets (excluding the Smartstream Intellectual Property, the benefit of the Smartstream Contracts and the

      Smartstream Licences) or otherwise to use or dispose of the Smartstream Assets as it thinks fit.

6.2 No Smartstream Asset (excluding the Smartstream Intellectual Property, the benefit of the Smartstream Contracts and the Smartstream Licences) has been acquired on terms that property therein does not pass until full payment is made or on a sale or return basis.

6.3 Save in respect of the GEAC UK Reorganisation, no Smartstream Asset (excluding the Smartstream Intellectual Property, the benefit of the Smartstream Contracts and the Smartstream Licences) has been acquired other than in the ordinary and normal course of business and at the full market values of the assets concerned.

7.    INSURANCES

7.1 Particulars of all insurances maintained by the GEAC UK Group are disclosed by the Disclosure Letter ("THE GEAC UK INSURANCES").

7.2 So far as the Vendor is aware, adequate insurances in respect of the Smartstream Assets and the Smartstream Business have been maintained up to the Completion Date.

7.3 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers) the GEAC UK Insurances are in full force and effect and all premiums falling due prior to the Completion Date have been paid in respect thereof.

7.4 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers) there are no circumstances which would lead to any liability under the GEAC UK Insurances being avoided by the insurers or the premiums thereunder being increased.

7.5 There is no claim outstanding under the GEAC UK Insurances and so far as the Vendor is aware there are no circumstances likely to give rise to such a claim.

8.    CONDUCT OF BUSINESS

8.1 In connection with the Smartstream Business none of any Vendor Group Company, GEAC UK nor the GEAC UK Subsidiary has agreed to produce or deliver replacement products after the Completion Date or to take back any defective products or effect repairs to the same free of charge or otherwise not at arm's length rates or issue a credit note or write off or reduce indebtedness in respect thereof.

8.2 In connection with the Smartstream Business none of any Vendor Group Company, GEAC UK nor the GEAC UK Subsidiary has developed or sold any products or supplied any services work or materials which as at the date of this Agreement:

      (a)   suffers from a material defect; or

      (b) does not comply in any material respect with any warranty or representation or condition made in respect of the same; or

      (c) does not comply with all applicable regulations standards and requirements in a respect or to an extent which would have a material adverse effect on the Smartstream Business as hitherto carried on and "material" shall mean for the purposes of this paragraph 8.2 and the next following paragraph 8.3 any defect or any non-compliance or in relation to the next following paragraph 8.3, any claim (as the case may be) which would give rise to a single claim for a breach of warranty of in excess of (pound)100,000.

8.3 In connection with the Smartstream Business there is no claim against and so far as the Vendor is aware there are no circumstances existing which are likely to lead to a material claim against either GEAC UK or the GEAC UK Subsidiary for:

      (a)   defective products or services; or

      (b) for breach of any such warranty, representation, regulations, standards or requirements as are mentioned in paragraph 8.2 of Part C of schedule 7 below; or

      (c)   for delays in delivery or completion of contracts; or

      (d)   for deficiencies of design or performance; or

      (e) otherwise relating to liability for products or services sold or supplied in connection with the Smartstream Business.

8.4 The GEAC UK Subsidiary has obtained all material licences, permissions and consents required for the carrying on of the Smartstream Business as carried on prior to the Completion Date and such licences, permissions and consents are in full force and effect and so far as the Vendors are aware, there are no circumstances which indicate that any of such licences, permissions or consents are likely to be revoked or not renewed in the ordinary course.

8.5 Neither the GEAC UK Subsidiary nor GEAC UK has a branch place of business or substantial assets outside the United Kingdom or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788 ICTA 1988) in any country outside the United Kingdom.

9.    DIRECTORS AND EMPLOYEES

9.1 All of the Smartstream Employees are employed by the GEAC UK Subsidiary and no person other than the Smartstream Employees is now employed or engaged as an independent contractor by the GEAC UK Subsidiary or is now employed in connection with the Smartstream Business.

9.2 Material particulars of the terms of employment of the Smartstream Employees are disclosed in the Disclosure Letter including all material terms and conditions of employment (including notice periods) of and all remuneration payable and other benefits provided to the Smartstream Employees or their dependants or to which they are entitled (whether now or in the future and whether legally enforceable or not) including (without limitation) details of all profit sharing, incentive, bonus, commission or other similar arrangements which relate to the Smartstream Employees.

9.3 So far as the Vendor is aware there is no outstanding commitment (whether legally binding or not) to increase the remuneration payable or other benefits provided to any of the Smartstream Employees and so far as the Vendor is aware (and excluding for this purpose Philip Jordan, Martin Brown and Michael Johns) no negotiations for any such increase are current.

9.4 So far as the Vendor is aware none of the Smartstream Employees has given or received notice terminating his employment.

9.5 So far as the Vendor is aware no dispute is subsisting in connection with any Smartstream Employee or former employee in relation to the Smartstream Business and so far as the Vendor is aware there are no present circumstances which are likely to give rise to such a dispute.

9.6 So far as the Vendor is aware, each of each Vendor Group Company, GEAC UK and the GEAC UK Subsidiary has in relation to each of the Smartstream Employees complied with:

      (a) all obligations imposed on it by all statutes regulations and binding codes of conduct applicable in relation to the Smartstream Employees or any trade union and has maintained current adequate and suitable records regarding the service and terms and conditions of employment of each of the Smartstream Employees as requested by law;

      (b) all collective agreements recognition agreements and customs and practices for the time being dealing with such relations or the conditions of service of the Smartstream Employees;

      (c) all relevant orders and awards made under any relevant statute regulation or binding code of conduct and practice affecting the conditions of service of the Smartstream Employees; and

      (d) all recommendations made by the Advisory Conciliation and Arbitration Service and all awards and declarations made by the Central Arbitration Committee.

9.7 Within a period of one year preceding the date hereof, the GEAC UK Subsidiary has not:

      (a) given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or unions or employee representation under the provisions of Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 nor has GEAC UK Subsidiary failed to comply with any such obligation under the said provisions; or

      (b) save in relation to the GEAC UK Reorganisation been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has the GEAC UK Subsidiary failed to comply with any duty to inform and consult any independent trade unions or employee representatives under those Regulations.

9.8 So far as the Vendor is aware no person is a shadow director of the GEAC UK Subsidiary within the meaning of section 741(2) CA 1985.

10.   BUSINESS NAME

10.1 The Smartstream Business is not carried on, and has not in the past three years been carried on, under any name other than the Smartstream Business Names.

11.   PENSIONS

11.1 Other than the GEAC UK Scheme there are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date hereof for the payment of or contribution towards any pensions, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of Smartstream Employees or directors or former employees or former directors (together called for the purposes of this paragraph 11.1, Smartstream Pensions Employees) or for the benefit of dependants of any of those persons nor so far as the Vendor is aware has any proposal to establish any such agreement or arrangement been announced.

11.2 Full details of the GEAC UK Scheme has been given to Newco 1 in the form of:

      (a) copies of all trust deed and rules governing or relating to the Smartstream Pension Employees;

      (b) copies of all current booklets, announcements and other explanatory literature issued to the Smartstream Pensions Employees who are members of the GEAC UK Scheme;

      (c) a list of Smartstream Pension Employees who are members of the GEAC UK Scheme at Completion.

11.3 All benefits (other than refunds of contributions) payable under the GEAC UK Scheme on the death of a member who is a Smartstream Pensions Employee or during periods of sickness or disability of such a member are fully insured under a policy effected with an insurance company of good repute and each such member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid.

11.4 There are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against GEAC UK in respect of any act, event, omission or other matter arising out of or in connection with the GEAC UK Scheme, and all liabilities of GEAC UK and the GEAC UK Subsidiary in respect of any costs, fees and expenses in relation to the GEAC UK Scheme (whether or not already invoiced) will have been met by Completion.

11.5  In relation to the GEAC UK Scheme:

      (a) the current rates of all contributions in respect of the Smartstream Pensions Employees have been disclosed and there are not at the date hereof any contributions thereto from or in respect of Smartstream Pensions Employees or other payments which have fallen due but are unpaid;

      (b) the current rates of all contributions in respect of Smartstream Pensions Employees have been disclosed and are in accordance with the documents referred to in warranties 11.2 (a) and 11.2 (b) above and no promise has been made to any Smartstream Pension Employee of employer contributions in excess of the rates disclosed.

      (c) employer and employee contributions in respect of the Smartstream Pensions Employees have been made promptly at the time that they were due;

      (d) the GEAC UK Scheme is a money purchase scheme (as defined in section 181(1) Pension Schemes Act 1993) and the benefits payable under the GEAC UK Scheme whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member under the GEAC UK Scheme.

11.6 The GEAC UK Scheme is either approved by the Commissioners of Inland Revenue as an exempt approved scheme for the purposes of Part XIV Chapter I ICTA 1988 or is capable of receiving such approval and so far as the Vendor is aware there are no circumstances which might give the Inland Revenue reason to withdraw or withhold such approval.

11.7 The GEAC UK Scheme is a contracted-out scheme for the purposes of the Pension Schemes Act 1993 and has been administered in accordance with the contracting-out requirements of Part III of the Act.

11.8 The GEAC UK Scheme does not distinguish between male and female members (except in relation to maternity) in the provision of benefits relating to periods of pensionable service after 17th May 1990 and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

11.9 The GEAC UK Scheme has not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

11.10 There are no circumstances which could result in any penalty under the Pensions Act 1995 becoming payable by GEAC UK.

11.11 GEAC UK is the principal employer and the only participating employer in the GEAC UK Scheme.

12.   COMMERCIAL CONTRACTS AND JOINT VENTURES

12.1 There are annexed to the Disclosure Letter true complete and up-to-date copies of all documentation relevant to each of the material Smartstream Supply Contracts, material Smartstream Finance Agreements, material Smartstream Licences and there has been no amendment or addition thereto, whether express or implied, not contained in such documentation.

12.2 No Smartstream Customer Contract is on terms materially different from the templates annexed to the Disclosure Letter.

12.3  So far as the Vendor is aware none of the Smartstream Contracts:

      (a) is likely to result in a loss in excess of (pound)100,000 to the GEAC UK Subsidiary upon completion of performance or fulfilment of the GEAC UK Subsidiary's obligations under the relevant Smartstream Contract; or

      (b)   is dependant upon the guarantee or security of any person; or

      (c) involved the giving of any gift, bribe or inducement in relation thereto; or

      (d)   is outside the ordinary course of the Smartstream Business

12.4 None of GEAC Canada, any Vendor Group Company, GEAC UK, the GEAC UK Subsidiary nor so far as the Vendor is aware any third party is in breach of any of its obligations under the Smartstream Contracts and so far as the Vendor is aware there are no circumstances likely to give rise to any such breach.

12.5 So far as the Vendor is aware no event or omission has occurred which would entitle GEAC Canada, any Vendor Group Company, GEAC UK or the GEAC UK Subsidiary or any third party to terminate prematurely any of the Smartstream Contracts.

12.6 So far as the Vendor is aware no offer tender or the like relating to the Smartstream Business which is capable of being converted into an obligation of GEAC Canada, any Vendor Group Company, GEAC UK or the GEAC UK Subsidiary by an acceptance or other act of some other person is outstanding.

12.7 GEAC UK has no outstanding obligation in relation to, and is not currently a party to any distribution, agency, joint venture, consortium or partnership arrangement or a member of any unincorporated association.

12.8 No power of attorney or other authority, express, implied or ostensible (other than in respect of a current director) is still outstanding or effective for any person to enter into any contract or commitment to do anything in connection with the GEAC UK Subsidiary or the Smartstream Business other than the authority of Smartstream Employees to enter into routine trading contracts in the normal course of their duties.

13.   UNISSUED CAPITAL

13.1 There are no agreements or instruments in force which require or confer the right (conditionally or unconditionally) to require the issue of any share or loan capital of GEAC UK Subsidiary now or at any time in the future nor are there any agreements restrictions or obligations entered into by or binding on the GEAC UK Subsidiary as to its unissued share or loan capital.

14.   INTELLECTUAL PROPERTY

14.1 Neither the GEAC UK Subsidiary nor GEAC UK makes use of any processes nor is engaged in any activities which involve the misuse of any confidential information belonging to any third party.

14.2 Details of all arrangements under which Smartstream Confidential Information belonging to any third party is made available to GEAC UK Group are attached to the Disclosure Letter. So far as the Vendor is aware, all such agreements and arrangements are in full force and effect and the GEAC UK Group is not in breach of any such agreement or arrangement and is not aware of the existence of any circumstances under which its right to use such the Smartstream Confidential Information may be terminated.

14.3 The Vendor is not aware of any actual, alleged or threatened misuse by any person of any of the Smartstream Confidential Information. The Smartstream Confidential Information has not been disclosed to any person except where such disclosure was properly made in the normal course of business. There is no current or so far as the Vendor is aware threatened breach of any such agreement by any of the other contracting parties thereto.

14.4  The GEAC UK Subsidiary is either:

      (a) the sole unencumbered legal and beneficial owner, capable of transferring with full title guarantee, and, where registered, the sole registered proprietor; or

      (b)   a validly licensed licencee;

      of all the Smartstream Intellectual Property.

14.5 Without prejudice to paragraph 14.4 of Part C of schedule 7 above, the GEAC UK Subsidiary is the sole unencumbered legal and beneficial owner capable of transferring with full title guarantee all the Intellectual Property Rights in the GEAC Restricted Products.

14.6 Full and accurate details of all licences permissions consents or waivers of any of the Smartstream Intellectual Property (except in respect of third party proprietary software contained therein) are disclosed by the Disclosure Letter.

14.7 No item referred to in paragraph 14.6 of Part C of schedule 7 above is currently threatened with termination by the other party to it or is likely to become subject to termination by virtue of this transaction or the GEAC UK Reorganisation and no party thereto is in breach of the terms of any of such items as at Completion.

14.8 The GEAC UK Subsidiary does not require any Intellectual Property Rights other than the Smartstream Intellectual Property in order to use all processes employed by it in the Smartstream Business nor to develop, use and sell the products and services which result from those processes nor otherwise to carry on the Smartstream Business.

14.9 None of the Smartstream Intellectual Property has been wrongfully or unlawfully acquired by the GEAC UK Subsidiary. So far as the Vendor is aware complete and accurate copies of all material documentation by which the GEAC UK Subsidiary acquired from any third party ownership of such of the Smartstream Intellectual Property as is registered are attached to the Disclosure Letter and no claim under any warranty contained in such documentation has been made or intimated nor are there any grounds on which any such claim could be made.

14.10 All contracts or arrangements for the disclosure of the Smartstream Intellectual Property to third parties are substantially on the terms of GEAC Group standard forms of contract appended to the Disclosure Letter.

14.11 The material particulars as to registration of (and applications to register) the registered Smartstream Intellectual Property, including priority and renewal dates, are disclosed in the Disclosure Letter.

14.12 Neither the validity or subsistence of the Smartstream Intellectual Property, nor the GEAC UK Subsidiary's right, title and interest in the Smartstream Intellectual Property, is the subject of any current, pending or known threatened challenge, claim or proceedings, including for opposition, cancellation, revocation or rectification.

14.13 So far as the Vendor is aware, all renewal fees regarding the Smartstream Intellectual Property due on or before Completion have been paid in full.

14.14 All Intellectual Property Rights in the Smartstream Intellectual Property were fully and effectively transferred to GEAC UK by the inventors and developers of such rights including without limitation employees.

14.15 None of the Smartstream Intellectual Property is currently being infringed or used without authorisation by any third party nor has such infringement or unauthorised use been threatened.

14.16 The carrying on of the Smartstream Business does not infringe any Intellectual Property Rights belonging to any third party.

14.17 No claim under Sections 39 to 43 of the Patent Act 1977 or its equivalent in any applicable territory has been made and no assertion of any rights under Chapter IV of the Copyright Design and Patent Act 1988 or its equivalent in any applicable territory has been made in respect of any of the Intellectual Property.

15.   LITIGATION, OFFENCES AND PROCESSES

15.1 The GEAC UK Subsidiary is not party to any litigation (whether criminal or civil), arbitration, reference of any dispute or disagreement to an expert or any alternative dispute resolution process pursuant to any binding obligation on the GEAC UK Subsidiary and so far as the Vendor is aware there are no facts or circumstances likely to give rise to such litigation, arbitration, reference or any alternative dispute resolution process.

15.2 No undischarged injunction has been granted against the GEAC UK Subsidiary and the GEAC UK Subsidiary has given no formal undertaking which remains outstanding or unfulfilled to any Court or to any third party arising out of any legal proceedings.

15.3 No order has been made or petition served or resolution passed for the winding up of the GEAC UK Subsidiary nor, so far as the Vendor is aware, has any person threatened to present such a petition or convened or threatened to convene a meeting of the GEAC UK Subsidiary to consider a resolution to wind up the GEAC UK Subsidiary; no distress or execution has been levied on any asset of the GEAC UK Subsidiary nor so far as the Vendor is aware, has any person threatened any such distress or execution; so far as the Vendor is aware no person has appointed or threatened to appoint a receiver of the GEAC UK's Subsidiary business or assets or any part thereof; so far as the Vendor is aware there is no unfulfilled or unsatisfied judgement or court order outstanding against the GEAC UK Subsidiary.

15.4 So far as the Vendor is aware there has been no material violation by the GEAC UK Subsidiary and/or any of its officers of any Official Requirement of the United Kingdom, the European Communities or any local laws of any other jurisdiction or any ruling penalty or sanction.

16.   GRANTS

16.1 Neither the GEAC UK Subsidiary nor GEAC UK have done or omitted to do or agreed to do or to omit to do anything as a result of which all or any part of any investment or other grant or employment subsidy or similar payment made or due to be made to the GEAC UK Subsidiary is or may be liable to be repaid, forfeited or withheld in whole or in part.

17.   SPECIAL CONTRACTS AND ARRANGEMENTS

17.1 So far as the Vendor is aware particulars of all agreements, practices and arrangements to which GEAC UK or GEAC UK Subsidiary is a party which are registerable with the Director-General of Fair Trading in the United Kingdom or with the Directorate-General for Competition at the Commission of the European Communities (as the case may be) have been correctly registered.

17.2  The GEAC UK Subsidiary has not at any time:

      (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

      (b) directly or indirectly provided any financial assistance (as defined for the purpose of section 151 CA 1985) for the purpose of the acquisition of shares of the GEAC UK Subsidiary or any holding company of the GEAC UK Subsidiary or for the purpose of reducing or discharging any liability incurred in any such acquisition whether pursuant to section 155 CA 1985 or otherwise; or

      (c) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any description or passed or agreed to pass any resolutions to do so.

18.   TRANSACTIONS WITH SHAREHOLDERS OR DIRECTORS

18.1 No transactions, contracts or legally binding arrangements have been entered into to which the GEAC UK Subsidiary is a party:

      (a) in which a shareholder in or director of the GEAC UK Subsidiary or any person connected with a shareholder in or director of the GEAC UK Subsidiary has been interested whether directly or indirectly; or

      (b) which fall within the definition of "transaction with a related party" contained in Chapter 11 of the Listing Rules published by The London Stock Exchange.

18.2 So far as the Vendor is aware (save for expenses and claims arising in the ordinary course of business) no monies are owed by the GEAC UK Subsidiary to any director of the GEAC UK Subsidiary or GEAC UK or to any person connected with any such director or to any company or partnership in which any such director are directly or indirectly interested other than as holders of listed securities.

18.3 So far as the Vendor is aware the GEAC UK Subsidiary has no debts owed to it by its directors any Vendor Group Company (or by a person connected with any such director or any such company) or by any company in which the directors of any such company are directly or indirectly interested (other than as holders of listed securities) nor does any such company.

18.4 No Vendor Group Company has any interest in any partnership or company (whether limited or unlimited and whether by way of share holding, directorship or employment) other than any Target which is in competition with the GEAC UK Subsidiary.

19.   ADMINISTRATION

19.1 There are attached to the Disclosure Letter true and accurate copies of the Memorandum and Articles of Association of the GEAC UK Subsidiary incorporating all amendments made up to and including the date hereof.

19.2 The register of members of the GEAC UK Subsidiary contains a true and accurate record of the members and all former members of the GEAC UK Subsidiary and their holdings of shares in the capital of the GEAC UK Subsidiary.

19.3 All mortgages charges and debentures by or in favour of the GEAC UK Subsidiary to which section 395 CA 1985 applies have been registered in accordance with the provisions of that section.

19.4 So far as the Vendor is aware no direction has been given to the GEAC UK Subsidiary under section 28 CA 1985.

19.5 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies and so far as the Vendor is aware the Department of Trade and Industry by the GEAC UK Subsidiary have been correctly and properly prepared and so filed or delivered.

19.6 So far as the Vendor is aware all the books of account, ledgers and financial and other records of whatsoever kind which relate to the GEAC UK Subsidiary (including without limitation those which relate to the Smartstream Assets and the Smartstream Business):

      (a) have been kept or stored in accordance with all relevant requirements of the Data Protection Act 1984 and 1998;

      (b) have at all times been properly and in all material respects accurately made up kept and completed; and

      (c) record all material matters which would normally be required to be entered therein; and

      (d)   record all matters required to be entered therein by CA1985; and

      (e) do not contain or reflect any material inaccuracies or discrepancies; and

      (f) in the case of those solely relating to the Smartstream Assets and the Smartstream Business, accurately reflected and represented as at the Smartstream Business Transfer Date and gave and reflected a fair view of the assets and liabilities (including contingent liabilities); and

      (g) include all documents of title relating to the Smartstream Assets and all such documents, together with the executed copies of all the Smartstream Contracts which have been reduced to writing; and

      (h) are held or stored in means which are under the exclusive ownership and control of the GEAC UK Subsidiary or GEAC UK or are available to the GEAC UK Subsidiary.

20.   COMPETITION MATTERS

20.1 So far as the Vendor is aware, neither the GEAC UK Subsidiary nor GEAC UK is or has been party to, or concerned in any agreement, arrangement, understanding or concerted practice, or any other conduct or practice (unilateral or otherwise) which:

      (a) constitutes a breach of any relevant undertaking, order, assurance or other measure taken under the Fair Trading Act 1973, the RTPA 1976, or the Competition Act 1980; or

      (b) contravenes Chapter I of the Competition Act 1998 or constitutes an abuse of a dominant position contrary to Chapter II of that Act; or

      (c)   infringes Article 81 or 82 of the Treaty of Rome; or

      (d) infringes any competition, anti-trust or equivalent legislation of any other jurisdiction in which the business of GEAC UK or the GEAC UK Subsidiary is carried on; or

      (e) constitutes a breach of any term or condition of any licence, authorisation, appointment, code or similar instrument applicable to the GEAC UK Subsidiary and its' business;

20.2 Neither the GEAC UK Subsidiary nor GEAC UK is and has been subject to any investigation, request for information, notice or other communication (whether formal or informal) by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 20.1;

21.   INFORMATION TECHNOLOGY SYSTEMS

21.1 So far as the Vendor is aware accurate copies of all the agreements required to use, support, maintain and/or develop all components of the Smartstream Computer Systems (including all licences, development, agreements, software maintenance and support agreements, hardware maintenance agreements, source code escrow agreements and disaster recovery agreements) are attached to the Disclosure Letter.

21.2 So far as the Vendor is aware, none of any Vendor Group Company, GEAC UK nor the GEAC UK Subsidiary has breached any of its obligations under any of the agreements referred to in paragraph 21.1 of Part C of schedule 7 above and those agreements all remain in full force and effect as at Completion and no notice has been served by any party to terminate any of those agreements.

21.3 So far as the Vendor is aware, save as stated in the agreements referred to in paragraph 21.1 of Part C of schedule 7 above, the GEAC UK Subsidiary is not restricted in any way in using the Smartstream Computer Systems (whether by way of a technical device or otherwise).

21.4 The GEAC UK Subsidiary has exclusive control of the operation of the Smartstream Computer Systems and of the storage, processing and retrieval of all data stored on the Smartstream Computer Systems and any Intellectual Property Rights in such data are owned solely by the GEAC UK Subsidiary.

21.5 All Intellectual Property Rights in the Smartstream Developed Software are owned by the GEAC UK Subsidiary and the GEAC UK Subsidiary has in its possession an up-to-date, useable and complete copy of the source code for all Smartstream Developed Software together with copies of all programmer's commentaries and technical documentation required to allow the continuing maintenance and development of that software in connection with the Smartstream Business.

21.6 The Smartstream Developed Software performs the functions for what it was intended in connection with products sold and services supplied in connection with the Smartstream Business.

21.7 The Smartstream Computer Systems have operated without material errors and without downtime exceeding ten (10) hours in aggregate or for any individual period of more that one (1) hour for the two (2) years immediately prior to Completion.

21.8 The Smartstream Computer Systems have been satisfactorily maintained in accordance with the maintenance agreements attached to the Disclosure Letter or otherwise in accordance with good business practice.

21.9 The GEAC UK Subsidiary is using the most recent version of all Smartstream Third Party Systems Software.

21.10 If any person providing maintenance or support services for the Smartstream Third Party Systems Software ceases or is unable to do so by reason of breach or insolvency on the part of such provider the GEAC UK Subsidiary has all necessary rights to obtain free of charge the source code to the relevant software and all related technical and other information required to maintain and support that software together with the right to use, or to allow a third party to use, the same for the purpose of carrying out such maintenance and support.

21.11 So far as the Vendor is aware, the GEAC UK Subsidiary has adequate copies of all user manuals, technical documentation and any other documentation required to operate, maintain and support the Smartstream Computer Systems and is fully licensed to use the same for those purposes.

21.12 The Smartstream Computer Systems have adequate functionality for the current needs of the Smartstream Business as carried on prior to the Completion Date and, in particular, are sufficient to create the Smartstream Developed Software and GEAC UK Restricted Products and allow the provision of the GEAC UK Restricted Services to the standards required by the contracts under which the GEAC UK Restricted Services are supplied.

21.13 Disaster recovery plans are in effect to ensure that any part of the functionality of the Smartstream Computer Systems which is critical to the GEAC UK Subsidiary can be replaced or substituted within twenty-four (24) hours in the event of damage to, or destruction of, some or all of the Smartstream Computer Systems and those plans have been successfully tested in the twelve (12) months prior to Completion.

21.14 There are in place procedures to ensure internal and external security of the Smartstream Computer Systems, including procedures for taking and storing on-site and off-site back-up copies of computer programs and data, for preventing introduction of viruses into the Smartstream Computer Systems and for the protection of security of data stored on the Smartstream Computer Systems.

21.15 As at the Completion Date, there are sufficiently technical competent and trained employees employed by the GEAC UK Subsidiary to ensure proper handling, operation, monitoring and use of the Smartstream Computer Systems.

21.16 So far as the Vendor is aware all of the Smartstream Developed Software, the Smartstream Third Party Systems Software, the GEAC UK Restricted Products, the GEAC UK Restricted Services and the Smartstream Computer Systems are, and have been fully tested to be EMU Compliant and Date Compliant.

21.17 So far as the Vendor is aware, neither the performance, accuracy nor functionality of the Smartstream Third Party Systems Software, the GEAC UK Restricted Products, the GEAC UK Restricted Services and the Smartstream Computer Systems has been, is or will be adversely affected by any date values which may reasonably be imputed into and/or used by the Smartstream Computer Systems.

21.18 The Smartstream Computer Systems have not been used to hold or process data in any manner that contravenes the Data Protection Acts 1984 or 1998.

22.   EFFECT OF THIS AGREEMENT

22.1 So far as the Vendor is aware, compliance with the terms of this Agreement does not and will not:

      (a) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or material instrument to which GEAC UK Subsidiary is a party or any provision of the Memorandum or Articles of Association of the GEAC UK Subsidiary or any material lease, contract, order, judgement, award, injunction or regulation or Security Interest by which or to which any material asset of the GEAC UK Subsidiary is bound or subject; or

      (b)   relieve any person from any obligation to the GEAC UK
            Subsidiary(whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the GEAC UK Subsidiary or to exercise any right whether under an agreement with or otherwise in respect of the GEAC UK Subsidiary; or

      (c) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the GEAC UK Subsidiary; or

      (d) result in any present or future indebtedness of the GEAC UK Subsidiary becoming due or capable of being declared due and payable prior to its stated maturity and "material" shall mean for the purposes of this paragraph 22.1, such matter which would give rise to a single claim for a breach of paragraph
      22.1 of in excess of (pound)100,000

                          PART D - GEAC GMBH WARRANTIES

1        GEAC GmbH

2        Management Data Financial Information

3        Subsidiaries

4        Real Property

5        Insurances

6        Conduct of Business

7        Competition Matters

8        Pensions

9        Effect of this Agreement

                          PART D - GEAC GmbH WARRANTIES

1     GEAC GmbH

1.1 All the GEAC GmbH Sale Shares are fully paid or are properly credited as fully paid and the Vendor is the sole legal and beneficial owner of the entire issued share capital of GEAC GmbH as set out against the Vendor's name in column
(d) of Part B of schedule 1 free from all Security Interests, claims or other third party rights (including rights of the pre-emption) of any nature whatsoever.

2     MANAGEMENT DATA FINANCIAL INFORMATION

2.1 The Management Data Financial Information has been prepared consistently for the past three years and in all material respects presents fairly the results of the operations of the Management Data Business in respect of the relevant periods of time.

2.2 Other than liabilities and commitments which are not exceptional in nature and have been incurred in the ordinary course of its business, GEAC GmbH has no liabilities or commitments actual, contingent (including contingent liabilities for taxation) or disputed.

2.3 GEAC GmbH was incorporated on 6 April 2000 for the purpose of acquiring assets and assuming liability relating to the Management Data Business and has carried out no activities other than acquiring and carrying on and restructuring such business.

2.4 GEAC GmbH has not agreed to create or permitted to arise any mortgage or charge or other Security Interest.

2.5 GEAC GmbH is not owed any moneys other than in the ordinary course of business.

2.6 GEAC GmbH has not factored or discounted any of its debts (including the Management Data Debtors).

2.7 GEAC GmbH has not given any Guarantee or entered into any contract of suretyship or agreement for the postponement of debt (or security therefor) or for lien or set-off.

2.8   GEAC GmbH is not in default under the terms of any borrowing made by it.

3     SUBSIDIARIES

3.1   GEAC GmbH:

      (a)   has never had any subsidiary;

      (b) has not since its incorporation been a subsidiary of any company other than the Vendor; and

      (c)   holds no shares in the capital of any company.

4     REAL PROPERTY

4.1 GEAC GmbH Properties comprise all the properties occupied by Management Data for the purposes of the Management Data Business immediately prior to the Management Data Business Transfer Date.

4.2 Neither GEAC GmbH nor the Management Data Subsidiaries use or occupy or have any interest in any land and/or buildings for the purposes of its business other than GEAC GmbH Properties.

4.3 The description of GEAC GmbH Properties and the particulars of the estate owner contained in schedule 3 are correct in all material respects.

4.4 In this paragraph the expression "THE PRESENT USE" means in respect of each of GEAC GmbH Properties the present use as offices. Save as specified in the Disclosure Letter and so far as the Vendor is aware:

      (a) all covenants, restrictions and stipulations which affect the GEAC GmbH Properties (including covenants contained in Leases under which GEAC GmbH Properties are held) have been complied with in all material respects;

      (b) GEAC GmbH is in exclusive and undisputed occupation of the whole of each of GEAC GmbH Properties in all material respects;

      (c) save as contemplated by this Agreement, GEAC GmbH Properties are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

      (d) no party claims the benefit of any right, easement, reservation or other privilege or encumbrance in or over GEAC GmbH Properties adverse to the title or interest of GEAC GmbH or the present use in all material respects;

      (e) the present use of the GEAC GmbH Properties comply in all material respects with all relevant planning legislation, by-laws and regulations.

5     INSURANCES

5.1 Particulars of all insurances maintained by GEAC GmbH are disclosed by the Disclosure Letter ("THE GEAC GmbH INSURANCES")

5.2 So far as the Vendor is aware, adequate insurances in respect of the Management Data Assets and the Management Data Business have been maintained from the Management Data Business Transfer Date to the Completion Date.

5.3 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers), all such insurances are in full force and effect and all premiums falling due prior to the Completion Date have been paid in respect thereof.

5.4 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers), there are no circumstances which would lead to any liability under such insurances being avoided by the insurers or the premiums thereunder being increased.

5.5 There is no claim outstanding under any such insurances and so far as the Vendor is aware there are no circumstances likely to give rise to such a claim.

6     CONDUCT OF BUSINESS

6.1 So far as the Vendor is aware after Completion whether by reason of an existing agreement or arrangement or as a result of the acquisition of the GEAC GmbH Sale Shares by Newco 2 or otherwise:

      (a) no supplier of GEAC GmbH will cease supplying GEAC GmbH or substantially to reduce its supplies to GEAC GmbH;

      (b) no customer of GEAC GmbH will cease to deal with GEAC GmbH or substantially to reduce its existing level of business with GEAC GmbH;

      (c) no officer or senior employee of GEAC GmbH will leave his office or employment.

7     COMPETITION MATTERS

7.1 So far as the Vendor is aware, GEAC GmbH is or has not been party to, or concerned in any agreement, arrangement, understanding or connected practice, or any other conduct or practice (unilateral or otherwise) which:

      (a)   infringes Article 81 or 82 of the Treaty of Rome; or

      (b) infringes any competition, anti-trust or equivalent legislation of any other jurisdiction in which the business of GEAC GmbH is carried on;

      (c) constitutes a breach of any term or condition of any licence, authorisation, appointment, code or similar instrument applicable to GEAC GmbH and its business;

7.2 GEAC GmbH is not and has not been subject to any investigation, request for information, notice or other communication (whether formal or informal) by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 7.1 of Part D of schedule 7 above provided always that the Warranties in this paragraph 7 shall not relate to any matter arising out of or in connection with the Management Data Agreement.

8     PENSIONS

8.1 There are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date hereof for the payment of or contribution towards any pensions, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of GEAC GmbH employees or directors or former employees or former directors or for the benefit of dependants of any of those persons nor has any proposal to establish any such agreement been announced.

9     EFFECT OF THIS AGREEMENT

9.1 So far as the Vendor is aware, compliance with the terms of this Agreement does not and will not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or material instrument to which GEAC GmbH is a party or any provision of the Memorandum or Articles of Association of GEAC GmbH or any material lease, contract, order, judgement, award, injunction, regulation or other Security Interest to which any asset of GEAC GmbH is bound or subject and "material" for the purposes of this paragraph 9.1 shall mean such matter which would give rise to a single claim for a breach of paragraph 9.1 in excess of (pound)100,000.

                PART E - MANAGEMENT DATA SUBSIDIARIES WARRANTIES

1        The Vendor

2        Management Data Subsidiary Accounts

3        Debtors and Creditors

4        Management Data Subsidiary Subsidiaries

5        Real Property

6        Insurances

7        Conduct of Business

8        Pensions

9        Effect of this Agreement

                PART E - MANAGEMENT DATA SUBSIDIARIES WARRANTIES

1     THE VENDOR

1.1 All the Management Data Subsidiary Sale Shares are fully paid or are properly credited as fully paid and the Vendor is the sole legal and beneficial owner of the entire issued share capital of the Management Data Subsidiary set against the Vendor's name in column (d) of Part 2 of schedule 1 free from all Security Interests, claims or other third party rights (including rights of the pre-emption) of any nature whatsoever.

2     MANAGEMENT DATA SUBSIDIARY ACCOUNTS

2.1 So far as the Vendor is aware, the Management Data Subsidiary Accounts comply with all relevant legislation and have been prepared in accordance with generally accepted accounting conventions, policies, principles and practices consistently applied.

2.2 Other than liabilities and commitments which are not exceptional in nature and have been incurred in the ordinary course of its business, the Management Data Subsidiary has no liabilities or commitments actual, contingent (including contingent liabilities for taxation) or disputed.

3     DEBTORS AND CREDITORS

3.1 The Management Data Subsidiary has not agreed to create or permitted to arise any mortgage or charge or other Security Interest.

3.2 The Management Data Subsidiary is not owed any moneys other than in the ordinary course of business.

3.3 The Management Data Subsidiary has not factored or discounted any of its debts.

3.4 The Management Data Subsidiary has not given any Guarantee or entered into any contract of suretyship or agreement for the postponement of debt (or security therefor) or for lien or set-off.

3.5 The Management Data Subsidiary is not in default under the terms of any borrowing made by it.

4     MANAGEMENT DATA SUBSIDIARY SUBSIDIARIES

4.1   The Management Data Subsidiary:

      (a)   has never had any subsidiary;

      (b) has not since its incorporation been a subsidiary of any other company other than Management Data GmbH or the Vendor; and

      (c)   holds no shares in the capital of any other company.

5     REAL PROPERTY

5.1 The Management Data Subsidiary does not use or occupy or have any interest in any land and/or buildings for the purposes of its business other than the Management Data Subsidiary Properties.

5.2 The description of the Management Data Subsidiary Properties and the particulars of the estate owner contained in schedule 3 are correct in all material respects.

5.3 In this paragraph the expression "THE PRESENT USE" means in respect of each of the Management Data Subsidiary Properties the present use specified in schedule 3 as offices. Save as specified in the Disclosure Letter and so far as the Vendor is aware:

      (a) all covenants, restrictions and stipulations which affect the Management Data Subsidiary Properties (including covenants contained in leases under which the Management Data Subsidiary Properties are held) have been complied with in all material respects;

      (b) the Management Data Subsidiary is in exclusive and undisputed occupation of the whole of each of the Management Data Subsidiary Properties in all material respects;

      (c) save as contemplated by this Agreement, the Management Data Subsidiary Properties are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

      (d) no party claims the benefit of any right, easement, reservation or other privilege or encumbrance in or over the Management Data Subsidiary Properties adverse to the title or interest of Management Data Subsidiary or the present use in all material respects;

      (e) the present use of the Management Data Subsidiary Properties comply in all material respects with all relevant planning legislation, by-laws and regulations.

5.4 The Management Data (UK) Property comprises all the properties occupied for the purposes of the business of Management Data (UK) Limited immediately prior to the Management Data Business Transfer Date.

5.5 Management Data (UK) Limited do not use or occupy or have any interest in any land and/or buildings for the purposes of its business other than the Management Data (UK) Property.

5.6 The description of the Management Data (UK) Property and the particulars of the estate owner and present use contained in Part C of schedule 3 are correct.

5.7 In this paragraph the expression "THE PRESENT USE" means in respect of the Management Data (UK) Property the present use specified in Part C of schedule 3. Save as specified in the Disclosure Letter:

      (a)   Management Data (UK) Limited has legal title to the Management Data
            (UK) Property;

      (b) all covenants, restrictions and stipulations which do affect the Management Data (UK) Property (including covenants contained in Leases under which the Management Data (UK) Property is held) have been complied with in all material respects and no outstanding notice of breach has been received;

      (c) Management Data (UK) Limited is in exclusive and undisputed occupation of the whole of each of the Management Data (UK) Property;

      (d) save as contemplated by this Agreement the Management Data (UK) Property are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

      (e) so far as the Vendor is aware, no party claims the benefit of any right, easement, reservation or other privilege or encumbrance in or over the Management Data (UK) Property adverse to the title or interest of Management Data (UK) Limited or the present use;

      (f) so far as the Vendor is aware the Management Data (UK) Property and all buildings thereon and the present use thereof comply in all material respects with all relevant Town and Country Planning legislation, by-laws and regulations and no consent or approvals obtained thereunder are temporary or personal (other than to Management Data (UK) Limited) or subject to any conditions which have not been fully complied with;

      (g) so far as the Vendor is aware the Management Data (UK) Property complies in all material respects with the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc. Act 1974 and all other relevant statutory requirements and all orders consents or permissions given thereunder;

      (h) the Management Data (UK) Property complies in all material respects with current fire regulations;

      (i) all title deeds and documents required to prove the title Management Data (UK) Limited to the Management Data (UK) Property are in the possession of or under the control of Management Data (UK) Limited and have been delivered to the Purchasers' Solicitors.

5.8 Management Data (UK) Limited has not received any adverse surveyors engineers or other professional report in respect of any of the Management Data
(UK) Property during the two years prior to the date of this agreement in respect of which any recommendations remain outstanding.

5.9 Replies to enquiries given by the Vendor or the Vendors' Solicitors to enquiries raised by the Purchaser or the Purchasers' Solicitors in respect of the Management Data (UK) Property are true, accurate and complete in all material respects.

5.10 Management Data (UK) Limited has not at any time assigned or otherwise disposed of any freehold or leasehold property in respect of which Management Data (UK) Limited has any continuing liability either as original contracting party or by virtue of any direct covenant or under an authorised guarantee agreement given on a sale or assignment to or from Management Data (UK) Limited or as a surety for the obligations or any other person in relation to such property and no claim has been made against Management Data (UK) Limited in respect of any leasehold property formerly held by it or in respect of which it acted as a guarantor nor is any such claim anticipated.

5.11 No notices under the Landlord and Tenant (Covenants) Act 1995 have been served on Management Data (UK) Limited.

6     INSURANCES

6.1 Particulars of all insurances maintained by the Management Data Subsidiary are disclosed by the Disclosure Letter ("THE MANAGEMENT DATA SUBSIDIARIES INSURANCES").

6.2 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers), adequate insurance in respect of each Management Data Subsidiary has been maintained from the Management Data Business Transfer Date to the Completion Date.

6.3 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers), all such insurances are in full force and effect and all other premiums falling due prior to the Completion Date have been paid in respect thereof.

6.4 So far as the Vendor is aware (without having made any enquiry of insurers, underwriters or brokers), there are no circumstances which would or might lead to any liability under such insurances being avoided by the insurers or the premiums thereunder being increased.

6.5 There is no claim outstanding under any such insurances and so far as the Vendor is aware there are no circumstances likely to give rise to such a claim.

7     CONDUCT OF BUSINESS

7.1 So far as the Vendor is aware after Completion whether by reason of an existing agreement or arrangement or as a result of the acquisition of the Management Data Subsidiary Sale Shares by Newco 2 or otherwise:

      (a) no supplier of the Management Data Subsidiary will cease supplying the Management Data Subsidiary or substantially reduce its supplies to the Management Data Subsidiary;

      (b) no customer of the Management Data Subsidiary will cease to deal with the Management Data Subsidiary or substantially reduce its existing level of business with the Management Data Subsidiary;

      (c) no officer or senior employee of the Management Data Subsidiary will leave his office or employment.

8     PENSIONS

8.1 There are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date hereof for the payment of or contribution towards any pensions, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any Management Data Subsidiary's employees or directors or former employees or former directors or for the benefit of dependants of any of those persons nor has any proposal to establish any such agreement or arrangement been announced.

9     EFFECT OF THIS AGREEMENT

9.1 So far as the Vendor is aware compliance with the terms of this Agreement does not and will not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or material instrument to which the Management Data Subsidiary is a party or any provision of the Memorandum or Articles of Association of the Management Data Subsidiary or any material lease, contract, order, judgement, award, injunction, regulation or other Security Interest, to which any asset of the Management Data Subsidiary is bound or subject and "material" for the purposes of this paragraph 9.1 shall mean such matter which would give rise to a single claim for a breach of paragraph 9.1 in excess of (pound)100,000.

                      REPRESENTATION AND WARRANTY AGREEMENT

This Agreement is made as of July 13th 2000 by and between

GEAC COMPUTER CORPORATION LIMITED, and GEAC Canada Limited (the latter being referred to herein as "GCL") each being, a limited liability company, incorporated under the laws of Canada, both having their registered offices at 4100 Yonge Street, Suite 601, Toronto, Ontario M2P 2G2, Canada (the two companies together (and where the context requires, either of them) being referred to herein as "GEAC")

on the one side

and

INGLEBY (1306) LIMITED, a limited liability company, incorporated under the laws of England, having its registered office at 1690 Park Avenue, Aztec West, Almondsbury, Bristol, BS42 4RA ("NEWCO 1")

on the other side.

                                    PREAMBLE

WHEREAS GEAC wish to sell all of the assets necessary to run the Business, including but not limited to the former subsidiaries of Management Data it acquired, as well as all shares in GEAC AUT ("THE SOLD ASSETS") to NEWCO 1 or such subsidiaries of NEWCO 1 as it shall direct;

WHEREAS GEAC acquired the Sold Assets as they subsisted at the Initial Warranty Date from Management Data and received representations and warranties from Management Data and Creditanstalt as set out in the May Agreement (defined below);

WHEREAS GEAC is ready and willing to grant NEWCO 1 representations and warranties based on those it received from Management Data and Creditanstalt for the assets of the Business it is willing to sell to NEWCO 1 or such of its subsidiaries as it shall direct;

WHEREAS GEAC, NEWCO l and SBS International Holdings Limited ("NEWCO 2") have today entered into the Sale Agreement (defined below):-

Now therefore GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO 1 is relying upon these representations and warranties:

DEFINITIONS

In this Agreement the following words have the following meanings:-

"ACCOUNTS RECEIVABLE" means the trade receivables of the Business as of the Initial Warranty Date (defined below);

"AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement

"BUSINESS" means the business of Management Data and the Management Data Subsidiaries known prior to the Initial Warranty Date as "THE MANAGEMENT DATA BUSINESS" and carried on by GEAC AUT and the Management Data Subsidiaries at the Warranty Date being the business of the development, production, distribution and sale of products and related services to deliver Integrated Transaction Management Solutions to banks and other financial institutions such business having been transferred to GEAC AUT from Management Data pursuant to the May Agreement;

"BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in Austria;

"CHARGE" means any security interest, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind;

"CLAIMS" means any pending or threatened cause of action, suit, proceeding, charge, appeal, demand, assessment, judgement, or asserted liability;

"COMMERCIAL SOFTWARE" means all software used in the Business that is licensed from third parties, including but not limited to embedded software;

"CREDITANSTALT" means Creditanstalt AG, a stock corporation, incorporated under the laws of Austria, having its registered office at Schottengasse 6-8, 1 01 0 Vienna, Austria;

"END USER AGREEMENTS" means all of the agreements that exist with end users relating to the Business including any correspondence, collateral warranties or letters that are capable of affecting materially any such agreement between Management Data and the end user;

"EXCLUDED ASSETS AND LIABILITIES" means the assets and liabilities of Management Data not assumed by GEAC AUT pursuant to the May Agreement and described in
Schedule 3.1 thereto;

"GEAC AUT" means GEAC Computer GmbH, a limited liability company, incorporated under the laws of Austria, having its registered office at Althanstra(beta)e 21-25, 1090 Vienna, Austria;

"INTELLECTUAL PROPERTY RIGHTS" means all of the intellectual property rights in the IPR Technology, including without limitation, trade marks, trade mark applications, trade names, trade secrets, patents, patent applications, rights to file patents, industrial designs, utility models and copyright, that are owned by GCL and/or used by GEAC AUT and the Management Data Subsidiaries in the Business;

"IPR TECHNOLOGY" means all Technology excluding Commercial Software;

"LOSSES" means all out-of-pocket expenses, liability, assessments, tax deficiency (including fines, interest and penalties), damages, court costs, fines, interest, fees and expenses (including without limitation, disbursements and reasonable attorney's fees incurred in connection with the investigation or defence of any Claim or the enforcement of any indemnification rights), excluding in any case consequential damages (so-called "Folgeschaden" in the meaning of applicable Austrian civil law) and loss of profit;

"MANAGEMENT DATA" means Management Data GmbH, a limited liability company, incorporated under the laws of Austria, having its registered office at Althanstrasse 21-25, 1090 Vienna, Austria;

"MANAGEMENT DATA SUBSIDIARIES" has the meaning contained in the Sale Agreement;

"MAY AGREEMENT" means the agreement (and schedules) entered into on May 1, 2000 between GEAC and GEAC AUT on the one side and Management Data and Creditanstalt on the other side a copy of which is annexed as "EXHIBIT MAY AGREEMENT");

"PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

"PURCHASED ASSETS" means all of the property, assets and rights, (other than the Excluded Assets and Liabilities, the Intellectual Property Rights and the Management Data Subsidiaries) used by GEAC AUT and the Management Data Subsidiaries in carrying on the Business on the date hereof;

"SALE AGREEMENT" means the agreement entered into on the date hereof between GEAC, NEWCO 1 and NEWCO 2 for the sale and purchase of the entire issued share capital of GEAC Computers Limited, GEAC AUT, and the Management Data Subsidiaries;

"SOFTWARE ASSIGNMENT" means the agreement to be entered into on the date hereof between NEWCO 1 and GCL transferring to NEWCO 1 all of the Intellectual Property Rights;

"TECHNOLOGY" means the entire software used in the Business existing as at the Warranty Date, including (without limitation) computer based software of any type or form, in any stage of actual or anticipated development, and in any location including programs and program modules, routines and subroutines, procedures, algorithms, design concepts, design specifications (design notes, annotations, documentation, flow charts, coding sheets, and the like), source code, object code and load modules, programming, program patches, system designs and manuals and work product resulting from or relating to work or projects performed for the Business including interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, procedures, analysis techniques and audits used in connection therewith.

"WARRANTY DATE" means the date hereof and "INITIAL WARRANTY DATE" means 1st May 2000.

                     SECTION 1 INTELLECTUAL PROPERTY RIGHTS

With respect to the Intellectual Property Rights GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO 1 is entering into the Software Assignment in reliance upon the following representations and warranties and also acknowledges that NEWCO 1 and NEWCO 2 would not have entered into the Sale Agreement in the absence of NEWCO 1 being able to place reliance upon the following representations and warranties;

INTELLECTUAL PROPERTY RIGHTS:

1.1 GCL owns or has the right to use all the Technology and the Intellectual Property Rights and proprietary or other confidential information employed in connection with the Business and necessary for the conduct of the Business and Schedule 1.2.2 of the May Agreement lists all such intellectual property rights as at the Initial Warranty Date and all such Intellectual Property Rights continue to subsist as at the Warranty Date.

1.2 All development tools and embedded tools are properly licensed and under support or the migration to a supported tool is possible and practical with reasonable efforts.

1.3 The Intellectual Property Rights are valid and enforceable under Austrian Law without the necessity of separate registration.

1.4 Except as specified in Schedule 1.2.5 of the May Agreement, there are no royalties payable to others, and no agreement that limits or impairs the ability to sell, license or assign, or that otherwise affects, the IPR Technology or the Intellectual Property Rights.

1.5 The Business and/or the use of the Intellectual Property Rights does not infringe, and Management Data, has not received prior to the Initial Warranty Date nor have any of GEAC or GEAC AUT or any of the Management Data Subsidiaries received prior to the Warranty Date any notice, threat or claim alleging infringement of, any trade marks, trade names, trade secrets, patents, copyrights or other intellectual property rights or franchise rights of any Person. Similarly, there is no and has been no claim asserted, pending or threatened which disputes Management Data's previous or GCL's current ownership of the IPR Technology.

1.6 The transfer to GCL of all intellectual property rights pursuant to the May Agreement and the transfer to NEWCO 1 of the Intellectual Property Rights by GCL pursuant to the Software Assignment and the use by NEWCO 1 or any subsidiary of NEWCO 1 of those Intellectual Property Rights did not and will not infringe the intellectual property rights of any other Person.

1.7 There exists no infringement or violation of any of in the Intellectual Property Rights, nor does there exist any state of facts which casts doubt on the validity or enforceability of any of the Intellectual Property Rights.

1.8 The entire right, title and interest in and to the Intellectual Property Rights was properly assigned to Management Data as at the Initial Warranty Date and thereafter to GCL or GEAC AUT as applicable by all investors and developers of the IPR Technology.

1.9 There are no restrictions on the right of GCL or any successor or assignee of GCL to use and exploit all Intellectual Property Rights.

1.10 The IPR Technology plus the third party technology embedded in the IPR Technology that is licensed to customers of the Business performs the functions for which it was intended and conforms to the user guides and associated documentation for the IPR Technology. With regard to third party products that have been licensed to end users, there were no warranties given to end users that went beyond the warranties given by the respective owners of the product to Management Data or the relevant Management Data Subsidiaries prior to the Initial Warranty Date and thereafter to GEAC AUT, GCL or the relevant Management Data Subsidiaries as the case may be.

1.11 None of the Technology contains any product keys, expiry codes, time locks, bombs, or other routines, codes or devices that could prevent NEWCO 1 or any end-user from using the Technology at any time in accordance with the agreement related to this Technology.

1.12 Whether as at the Initial Warranty Date or as at the Warranty Date none of the Technology and the computer systems and media on which such Technology is stored, contains any computer viruses or any other programs that could affect the normal use of such software or any other software, data or computer systems and GEAC confirms that there is a current virus test procedure in place.

1.13 None of Management Data or the Management Data Subsidiaries prior to the Initial Warranty Date or GEAC, GEAC AUT or the Management Data Subsidiaries thereafter have provided the Intellectual Property Rights to any Person except as pursuant to an End User Agreement or pursuant to a partner agreement such partner agreements as set forth in Schedule
         4.1 of the May Agreement and any additions thereto as listed in
         Schedule 4.1.

1.14 Except as specifically set out in the End User Agreements related to customisations, no Person has been granted an ownership right in any derivative works based on or related to the IPR Technology.

1.15 Schedule 1.2.16 of the May Agreement describes all of the registered Intellectual Property Rights and all applications for registration of Intellectual Property Rights as at the Initial Warranty Date, specifies the jurisdiction of registration or application and lists all registration and application numbers. Schedule 1.2.16 hereto lists any additions to schedule 1.2.16 up to the Warranty Date. All statements contained in all applications for registration of the Intellectual Property Rights are true and correct as of the date of such applications. There are no trademarks or tradenames in use.

1.16 There are appropriate back-up storage and disaster recovery arrangements for all Technology used in the Business.

1.17 There are no agreements, options or other rights pursuant to which GEAC is or may become obligated to sell to any third party any of the Intellectual Property Rights to be transferred to NEWCO 1 under the Software Assignment.

1.18 GEAC will provide NEWCO 1 with assistance as may be required in order to protect the Intellectual Property Rights to be transferred to NEWCO 1 pursuant to the Software Assignment, including providing assistance as may be required in connection with filing, prosecuting and maintaining any patents or other registrations relating to the IPR Technology. GEAC will assign to NEWCO 1(or if such assignment is not possible, enforce on behalf of NEWCO 1), any obligations owed to GEAC in connection with the Technology and the Intellectual Property Rights. GEAC will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as NEWCO 1 may reasonably require from time to time for the purpose of transferring to NEWCO 1 the Technology and the Intellectual Property Rights, and otherwise giving effect to the Software Assignment and will use reasonable efforts and take all steps as may be reasonably within its power to implement to their full extent the provisions of the May Agreement and the Software Assignment.

1.19 All software is Year 2000 compliant and there are no Year 2000 related problems.

1.20 Neither Management Data had as at the Initial Warranty Date nor GEAC has since such date breached or otherwise violated any agreements relating to the Commercial Software, and GCL, GEAC AUT or the relevant Management Data Subsidiaries have as the case may be a valid right to use the Commercial Software for their respective businesses. No claims in respect of the Commercial Software have been asserted or threatened by any Person against Management Data prior to the Initial Warranty Date or GCL, GEAC AUT, or any of the Management Data Subsidiaries since the Initial Warranty Date. There are no grounds for any claims (i) to the effect that the use of the Commercial Software in respect of the Business infringes any intellectual property rights, (ii) against the use of the Commercial Software in the Business, or (iii) challenging the ownership of the Commercial Software whether at or prior to the Initial Warranty Date or in the period to the Warranty Date. There has been no unauthorised use, infringement, or misappropriation of the Commercial Software by Management Data prior to the Initial Warranty Date nor by GCL, GEAC AUT, or any of the Management Data Subsidiaries or any staff or former staff of any of them. The owner or licenser of the Commercial Software is not subject to any claim, order, judgement, stipulation or agreement that restricted or could restrict the use of the Commercial Software in the Business. All Commercial Software is listed in Schedule 1.2.21 of the May Agreement.

                   SECTION 2 THE MANAGEMENT DATA SUBSIDIARIES

In respect of the Management Data Subsidiaries as acquired by NEWCO 2 pursuant to the Sale Agreement GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO I is entering into the Software Assignment in reliance upon the following representations and warranties and acknowledges that NEWCO 1 and NEWCO 2 would not have entered into the Sale Agreement in the absence of NEWCO 1 being able to place reliance upon the following representations and warranties. The following representations and warranties are given as at the Warranty Date and, where applicable, as to the state of affairs of the Management Data Subsidiaries as at or prior to the Initial Warranty Date.

2.1 The Management Data Subsidiaries' are all limited liability companies duly established and validly existing under the applicable law. None of the Management Data Subsidiaries share capital has been subject to a capital decrease or any other refund to its shareholders.

2.2 GEAC is the sole and unrestricted owner of the entire issued share capital of all the Management Data Subsidiaries ("THE SHARES"). No Shares or other securities of any of the Management Data Subsidiaries have been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of the applicable subsidiary or the terms of any shareholders' agreement or any agreement to which the applicable subsidiary is a party or by which it is bound.

2.3 As at the Initial Warranty Date Management Data owned and as at the Warranty Date GEAC owns all of the issued and outstanding Shares of each of the Management Data Subsidiaries as the shareholder of record and as the beneficial owner, with good and marketable title thereto, free and clear of any and all encumbrances including but not limited to charges, pledges, security interests, actions, claims or demands and any rights capable of becoming any of the foregoing.

2.4 The Management Data Subsidiaries are limited liability companies defined under the applicable local law. The Management Data Subsidiaries have all the necessary corporate powers to own their properties and to carry on their business as it is now being conducted.

2.5 No person has any agreement or option or any right capable of becoming an agreement or option, including but not limited to convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of any of the Management Data Subsidiaries or any securities of any of the Management Data Subsidiaries.

2.6 The articles, by-laws and other constating documents of all the Management Data Subsidiaries are complete and correct.

2.7 None of the Management Data Subsidiaries are required or otherwise obligated to request or obtain the consent of any person, and no permits, licenses, certifications, authorisations or approvals of any government or governmental agency, board, commission or authority are required to be obtained by any of the Management Data Subsidiaries in connection with the Sale Agreement or its effect that can not be obtained within a reasonable period of time.

2.8 The corporate records and minute books of each Management Data Subsidiary contain complete and accurate minutes of all meetings of the directors and shareholders of each Management Data Subsidiary held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of each Management Data Subsidiary, other than at a meeting are available. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of each Management Data Subsidiary are complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities in all the Management Data Subsidiaries has been duly paid.

2.9 There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares.

                    SECTION 3 ASSETS, LIABILITIES, EMPLOYEES

With respect to the Purchased Assets, as well as the liabilities and employees of GEAC AUT that were assumed and/or taken over from Management Data in the May Agreement GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO 1 is relying upon the following representations and warranties in entering into the Software Assignment and acknowledges that NEWCO 1 and NEWCO 2 would not have entered into the Sale Agreement in the absence of NEWCO 1 being able to place reliance upon the following representations and warranties. The following representations and warranties are given as at the Warranty Date and, where applicable, as to the state of affairs of Management Data (and where applicable the Management Data Subsidiaries) as at or prior to the Initial Warranty Date.

3.1 NO RIGHTS TO ACQUIRE PURCHASED ASSETS: There are no agreements, options or other rights pursuant to which Management Data had or GEAC AUT has, or could become, obligated to sell to any third party any of the Purchased Assets.

3.2 RIGHT TO SELL AND TITLE TO THE PURCHASED ASSETS: GEAC AUT is the absolute and beneficial owner of the Purchased Assets (excluding Commercial Software) and has good and marketable title thereto, in each case free of all charges or other encumbrances. GEAC AUT has the exclusive right to possess, use and dispose of such assets (excluding Commercial Software).

3.3 ACCOUNTS RECEIVABLES: The Accounts Receivable and all other monetary amounts are accurately shown in the financial statements of GEAC AUT and the relevant Management Data Subsidiaries. All Accounts Receivable, billed or unbilled, as of December 31, 1999 net of the specified balance sheet reserves for doubtful accounts made in the Financial Statements of Management Data as of December 31, 1999 were fully collectible. The Accounts Receivables that arose between January 2000 and the Warranty Date are fully collectible minus a reserve in the amount of 5% of the invoiced fees to NOSTRO customers after January 1, 2000. If the total amount actually collected by December 31, 2000 is below the total guaranteed amount on all the Accounts Receivables, GEAC will pay to NEWCO 1 the difference between the guaranteed amount and the collected amount by February 10, 2001; NEWCO 1 will assign any Accounts Receivables not collected back to GEAC,

3.4 EMPLOYMENT MATTERS: Schedule 3.4.4 of the May Agreement sets forth as at the Initial Warranty Date and Schedule 3.4.4 hereto reflects any changes thereto up to the Warranty

         Date the name, job title, duration of employment, and rate of remuneration (including bonus and commission entitlement) of each employee of the Business (the "EMPLOYEES") Schedule 3.4.4 of the May Agreement also sets forth as at the Initial Warranty Date and
         Schedule 3.4.4 hereto reflects any changes thereto up to the Warranty Date the names of all Employees of the Business who were on maternity or other absence or who had notified Management Data of any leave or other absence (which means Employees who were, are, unable to work for more than 8 consecutive weeks prior to the Initial Warranty Date). All Employees listed in Schedule 3.4.4 of the May Agreement had written employment agreements with Management Data or the applicable
         Management Data Subsidiary except as disclosed in Schedule 3.4.4 of the May Agreement. There are no Employees who have previous years carried forward vacation. None of the Employees are entitled to severance payments or notice periods beyond the respective statutory requirements, and there are no profit sharing entitlements or any other unusual or unusually burdensome regulations applicable to any Employees except as disclosed in Schedule 3.4.4 of the May
         Agreement. As at the Initial Warranty Date Management Data did not have and as at the Warranty Date GEAC AUT does not have, and is not bound by any agreement or statutory requirement relating to, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, employee group insurance plan, or other employee benefit plan with respect to any of the Employees. As at the Initial Warranty Date with regard to Management Data and as at the Warranty Date with regard to GEAC AUT there are no such commitments to any former managing directors, Employees or any other persons previously engaged in the Business. There are not any pending claims that could result in liability to the employer. GEAC will hold harmless and indemnify GEAC AUT for any costs resulting from special agreements with Employees, which guarantee the Employee a special compensation or option or other benefit arising out of change of ownership in GEAC AUT.

3.5 GEAC hereby agrees to indemnify NEWCO 1 for any amount payable by GEAC AUT relating to or arising out of the cessation of employment of George Wishart with Management Data America Inc.

3.6 GEAC AUT has not been notified by any manager or executive (which means managing directors of GEAC AUT , division manager of GEAC AUT and the country managers of the Management Data Subsidiaries ) that they intended to terminate their employment with GEAC AUT or the applicable Management Data Subsidiary.

3.7 The only collective labour agreement applicable to the Employees is the collective bargaining agreement "Kollektivvertrag fur Angestellte des Gewerbes" and the Work's Council Agreements as referenced to in Section
         3.3 of the May Agreement.

3.8 There are no existing or threatened labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Business or the Employees. There are no outstanding charges or complaints against GEAC AUT or the applicable Management Data Subsidiary relating to unfair labour practices or discrimination under any legislation relating to Employees.

3.9 CONSULTING AGREEMENTS AND WORKS CONTRACTS: The agreements entered into by Management Data with the Persons listed in Schedule 3.4.5 of the May Agreement did not constitute employment contracts.

3.10 ASSETS IN GOOD CONDITION: The fixed assets used in the Business were as at the Initial Warranty Date and are as at the Warranty Date in good operating condition and in a state of good maintenance and repair having regard to their age and are suitable to the Business as the same is carried on as of the Warranty Date.

                         SECTION 4 CONTRACT ASSIGNMENTS

GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO 1 is entering into the Software Assignment in reliance upon the following representations and warranties in connection with the contracts listed in schedule 4.1 of the May Agreement and similar contracts coming into effect since the Initial Warranty Date, and acknowledges that NEWCO 1 and NEWCO 2 would not have entered into the Sale Agreement in the absence of NEWCO 1 being able to place reliance upon the following Representations and Warranties

4.1 DEFAULTS UNDER AGREEMENTS: Neither Management Data nor GEAC AUT nor any of the Management Data Subsidiaries has received any formal notice from a lawyer alleging default or breach under any agreement with any Person including but not limited to notices under the SWIFT agreement which could have entitled SWIFT to terminate its agreement if such notices accumulate. Neither Management Data nor GEAC AUT nor any of the Management Data Subsidiaries is in default or breach in any material respect of any of their agreements with customers, suppliers or other Persons and, there exists no state of facts which after notice or the passage of time, or both, could be constituted a default or breach, and all the agreements are as of the Warranty Date in good standing and GEAC AUT or one of the Management Data Subsidiaries is entitled to all benefits, rights and privileges in the agreements. Third party software resold by GEAC AUT or any of the Management Data Subsidiaries continues to be available to GEAC AUT or such subsidiary under arrangements existing as at the Warranty Date. None of GEAC AUT's or any of the Management Data Subsidiaries suppliers has announced its intention to cease to maintain, support or further enhance such software. There is no material actual or threatened termination or adverse modification in the business relationship of GEAC AUT or that of any of the Management Data Subsidiaries with any material customer or supplier which could lead to a termination of an agreement within a period of 90 days following the Warranty Date.

4.2 END USER AGREEMENTS: The End User Agreements do not include any provisions requiring GEAC AUT or any of the Management Data Subsidiaries to disclose the source code for the Technology other than on the bankruptcy or insolvency of the applicable company. GEAC AUT has possession of all the source code that are required for it or any of the Management Data Subsidiaries to fulfil its maintenance and support obligations to its customers. Except as disclosed in Schedule 4.2.2 of the May Agreement, the End User Agreements, other than agreements with respect to future support services, do not include provisions for refunds or royalties to be paid by GEAC AUT or any of the Management

      Data Subsidiaries. Except as disclosed in Schedule 4.2.2 of the May Agreement or Schedule 4.2.2 hereto neither GEAC AUT nor any of the Management Data Subsidiaries has any material outstanding contractual commitments, except for support and maintenance commitments to any customer for which there was no corresponding revenue stream at all due from such customers.

4.3 No material credit notes needed to be issued outside the ordinary course of business within the 6 months period following the Initial Warranty Date nor do any such material credit notes need to be so issued within 6 months following the Warranty Date in either case respectively resulting from sales prior to the Initial Warranty Date or the Warranty Date respectively. NEWCO 1, GEAC AUT or one of the Management Data Subsidiaries will give immediate notice to GEAC if it becomes aware of any issue and will use the same efforts to resolve the issue as it would have used if it had no recourse against GEAC provided however that those efforts are at least diligent efforts.

      There are no credit notes outstanding that were not accounted in the books of the Business as of the Warranty Date

4.4 AS TO CERTAIN CONTRACTS IN AND OUT OF THE ORDINARY COURSE: Neither GEAC AUT nor any of the Management Data Subsidiaries is a party to or bound by any contract, agreement or commitment in respect of the Business, the Technology or the other Purchased Assets, including any license or royalty agreement relating to the Technology or any contract, agreement or commitment which materially adversely affects or could materially adversely affect the Business or any of the Purchased Assets or which could have become materially burdensome to the Business.

4.5 INSURANCE: Schedule 4.2.4 of the May Agreement includes a list of all insurance contracts for the Purchased Assets and all other insurance contracts. Neither GEAC AUT nor any of the Management Data Subsidiaries is in default with respect to any of the provisions contained in any such insurance policies nor has failed to give any notices or pay any premium or present any claim under any such insurance policy.

4.6 NEGATIVE CONTRACT OBLIGATIONS: Neither Management Data nor GEAC AUT nor any of the Management Data Subsidiaries have entered into any project agreement with any customer in which there were material negative contract obligations.

4.7 WARRANTY: Neither Management Data nor GEAC AUT nor any of the Management Data Subsidiaries have given warranties on products sold or licensed or the services provided by it except written warranties made in the ordinary course of business.

4.8 NOSTRO CUSTOMER CONTRACTS: The standard terms and conditions for the NOSTRO customer contracts are attached as Schedule 4.2.8 to the May Agreement. GEAC warrants that all NOSTRO customer contracts are based on these standard terms and conditions and there are no material deviations from these standard terms and conditions.

4.9   TERMINATED CONTRACTS: Except as disclosed in the attrition report in schedule 4.2.9 of the May Agreement, no customer of the Business has notified Management Data prior to the

      Initial Warranty Date and except as disclosed in Schedule 2.9, none of GEAC AUT or any of the Management Data Subsidiaries have been notified since the Initial Warranty Date that it intends to discontinue using Management Data's, GEAC AUT's or any of the Management Data Subsidiaries' software or cease to subscribe for maintenance of the software that it had licensed from Management Data, GEAC AUT or any of the Management Data Subsidiaries.

4.10 DISCOUNTS: No material and significant price discount exists in any agreement or quotation that extends beyond 30 days after Warranty Date.

4.11 NO RIGHTS TO ACQUIRE CONTRACTS: There are no agreements, options or other rights pursuant to which Management Data, GEAC AUT or any of the Management Data Subsidiaries is or could become, obligated to sell to any third party any of the contracts assigned to GEAC AUT under the May Agreement or entered into by GEAC AUT or any of the Management Data Subsidiaries since the date of the May Agreement.

                SECTION 5 GENERAL REPRESENTATIONS AND WARRANTIES

GEAC warrants and represents to NEWCO 1 as follows and acknowledges that NEWCO 1 is entering into the Software Assignment in reliance upon the following representations and warranties and acknowledges that NEWCO 1 and NEWCO 2 would not have entered into the Sale Agreement without NEWCO 1 being able to place reliance upon the following Representatives and Warranties:

5.1 INCORPORATION AND STATUS: Management Data was duly incorporated and validly existing under the laws of its jurisdiction of incorporation as at 1st May 2000. Management Data was duly registered, licensed and qualified to carry on business under the laws of its jurisdictions in which the nature of the Business or the Purchased Assets or any of them made registration, licensing or qualification necessary up to 1st May 2000.

5.2 CORPORATE POWER AND DUE AUTHORISATIONS. Management Data had the corporate power and capacity to enter into, and to perform its obligations under the May Agreement. The May Agreement had been duly authorised. The May Agreement had been duly executed and delivered by Management Data and is a valid and binding obligation of Management Data , enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

5.3 NO CONTRAVENTION: Neither the entering into of the May Agreement, the sale of the Purchased Assets nor the performance by Management Data of any of its other obligations under the May Agreement contravened, breached or resulted in any default under the constating documents or other organisational documents of Management Data or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgement, decree or law to which Management Data was a party or by which it could have been bound, other than certain of the agreements which required that the consent of the other party or of another Person be obtained prior to any assignment of the agreement.

5.4 COMPLIANCE WITH LAWS: Management Data was and GEAC AUT and the Management Data Subsidiaries are conducting the Business in compliance in all material respects with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which the Business was carried on.

5.5 LITIGATION AND OTHER PROCEEDINGS: Except as set out in Schedule 5.1.5 of the May Agreement there are no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute, settlement procedure, investigation or inquiry by any governmental, administrative, regulatory or similar body, or any similar matter or proceeding (collectively "proceedings") against or involving Management Data prior to the Initial Warranty Date nor since such date GEAC AUT or any of the Management Data Subsidiaries in respect of the Business or the Purchased Assets (whether in progress or threatened) and no event has occurred which may give rise to any proceedings and there is no judgement, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against GEAC AUT or any of the Management Data Subsidiaries in respect of the Purchased Assets or the Business.

5.6 TAXES AND LEVIES: GEAC AUT and the Management Data Subsidiaries are in compliance with all legal, taxation and regulatory requirements in the jurisdictions where they carry on business. GEAC AUT and the Management Data Subsidiaries have timely and completely filed all tax returns, paid all taxes or levies due to be paid or charged or assessed against them and have made advance payments on taxes and levies to the extent and in the amounts required by the tax authorities.

5.7 SUBSIDIARIES: GEAC is the sole and unrestricted owner of the Shares. The Shares are free and clear of encumbrances and third party rights (including but not limited to options, pledges or other security rights). GEAC is not subject to any restrictions in the disposal of the Shares.

5.8 OFFERING MEMORANDUM: The Offering Memorandum and any additional financial information or other information disclosed to GEAC by Management Data in written form is true and accurate in all material aspects and was prepared in accordance with generally accepted accounting principles. The annual accounts as of 31 December 1999 are true, complete and accurate and they are prepared in accordance with general accepted accounting principles in Austria.

5.9 MATERIAL DISCLOSURE: Any information in relation to the Business which in respect of the period up to the Initial Warranty Date might reasonably be supposed to be material to GEAC's purchase under the May Agreement or, in respect of the period to the Warranty Date, might reasonably be supposed to be material to a purchaser of the Business in determining (i) whether or not to purchase the Business or the Purchased Assets; or (ii) the price at which or the terms upon which a purchaser would be prepared to purchase the Business or the Purchased Assets, has been disclosed to NEWCO 1.

5.10 ARM'S LENGTH MATTERS: With respect to the Business prior to the Warranty Date there are no agreements with Management Data or GEAC or the parent or any of the affiliates of Management Data or GEAC or any officers, former shareholders, employees or former employees of either of them with regard to or affecting the Business other than as contemplated by the Sale Agreement, save for contracts with Bank Austria, Creditanstalt and Dataservice Informatik GesmbH, listed in
         Schedule 4.1 of the May Agreement.

         LEASED ASSETS: Schedule 5.1.11 describes all leases or agreements to lease (the "LEASES") under which Management Data, GEAC AUT or any of the Management Data Subsidiaries leases any real property or company cars (the "LEASED ASSETS") in connection with the Business, GEAC AUT or any of the Management Data Subsidiaries and their employees are entitled to all rights and benefits as lessee under the Leases and neither Management Data, GEAC AUT nor any of the Management Data Subsidiaries have conveyed any rights in the Leased Assets or in the Leases to any other Person. The names of the other parties to the Leases, the term, rent and other amounts payable under the Leases as at Warranty Date are described in Schedule 5.1.11 of the May Agreement. All rental and other payments and maintenance and other obligations that are required to be paid or performed by Management Data, GEAC AUT or any of the Management Data Subsidiaries pursuant to the Leases have been duly paid and performed and the Leased Assets are in a good state of repair and maintenance, reasonable wear and tear excepted. Neither GEAC AUT nor any of the Management Data Subsidiaries is in default of any of its obligations under the leases and none of the lessors or other parties to the Leases are in default of any of their obligations under the Leases. Except as disclosed in Schedule 5.1.11 of the May Agreement none of the Leased Assets have been changed or modified such that upon termination of the Leases therefor, GEAC AUT or any of the Management Data Subsidiaries would be required to spend more than EUR 50,000 to restore the Leased Assets to their original state. The terms and conditions of the Leases are not affected by, nor would any of the leases be in default as a result of, the completion of the transactions contemplated in the Sale Arrangement or the Software Assignment. The use by GEAC AUT or any of the Management Data Subsidiaries of the real property is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. GEAC AUT or any of the Management Data Subsidiaries has adequate rights of ingress to and egress from the real property for the operation of the Business in the ordinary course.

5.11 ENVIRONMENTAL MATTERS: The operation of the Business, and the Purchased Assets, is in compliance with all environmental laws. There are no hazardous substances located on or in any of the Purchased Assets, and no release of any hazardous substances has occurred on or from the Purchased Assets or had resulted from the operation of the Business. None of Management Data, GEAC AUT and the Management Data Subsidiaries has received any notice of any non-compliance with any environmental laws.

5.12 JOINT VENTURES: None of Management Data, GEAC AUT and the Management Data Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing Arrangement or other association of any kind nor is not a party to any agreement under which the Business could have been required to share any revenue or profit with any other Person.

      SECTION 6 WARRANTY DATE, SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations, warranties, covenants and obligations contained in this Agreement are made as of Warranty Date unless expressly stipulated otherwise in this Agreement and will survive the Warranty Date contemplated by this Agreement subject to the exceptions set forth below.

GEAC's representations warranties, covenants and obligations contained in this Agreement will terminate on the (3rd) third anniversary of the Warranty Date except that the warranties will continue (i) until seven (7) years after Warranty Date as to the warranties set forth in section 1 (Technology and Intellectual Property Rights), and (ii) until one (1) year following a final and unappealable decision of the competent tax authorities following a tax audit covering taxes and levies up to the Warranty Date as to the warranties set forth in section 5 relating to Taxes and Levies,

Except as otherwise provided herein, no Claim will be made for the breach of any representation or warranty contained in this Agreement or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this section.

                           SECTION 7 INDEMNIFICATION

7.1 GEAC agrees to indemnify and hold harmless NEWCO 1 from and against any and all Losses incurred by NEWCO 1, NEWCO 2, GEAC AUT or Generator 400 Limited in connection with or arising from any breach of any warranty or the inaccuracy of any representation of GEAC contained or referred to in this Agreement.

7.2   General

NOTICE OF CLAIM.

(a) Claim Notice: NEWCO 1 seeking indemnification. hereunder will give to GEAC a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any Claim for indemnification and will include in the Claim Notice (if then known) the amount or the method of computation of the amount of the Claim, and a reference to the provision of this Agreement or any other document executed hereunder or in connection herewith upon which NEWCO 1 elects to base the Claim; provided that a Claim Notice in respect of any action by or against a third Person as to which indemnification is sought will be given promptly after the action or suit is commenced; provided further that failure to give any Claim Notice will not relieve GEAC of its obligations hereunder except to the extent it is prejudiced by such failure.

(b) Amount of Indemnification: After the giving of any Claim Notice pursuant hereto, the amount of Indemnification to which NEWCO 1 will be entitled under this section will be determined (i) by a written agreement between NEWCO 1 and GEAC, (ii) by a final judgement or decree of any court of competent jurisdiction; or (iii) by any other means to which NEWCO 1 and GEAC agree. The judgement or decree of a court will be deemed final when the time for appeal, if any, has expired and no appeal has been taken or when all appeals taken have been finally determined.

THIRD PARTY CLAIMS: NEWCO 1 will have the right to conduct and control, through counsel of its choosing, the defence, compromise or settlement of any third party claim, action or suit as to which indemnification is sought hereunder, and in any such case, GEAC will co-operate in connection therewith and will furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by NEWCO 1 in connection therewith; provided, that GEAC may participate, through counsel chosen by it and at its own expense, in the defence of any such claim, action or suit as to which NEWCO 1 has so elected to conduct and control the defence thereof; and provided further that NEWCO 1 will not, without the written consent of GEAC (which written consent will not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent will be required if, following a written request from NEWCO 1, GEAC fails to respond, within four (4) weeks after the making of such request (or such shorter period if NEWCO 1 has a deadline of less than four weeks), which request includes the specific reference to this consequence. Notwithstanding the foregoing, NEWCO 1 will have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event NEWCO 1 will waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                           SECTION 8 GENERAL MATTERS

8.1   Expenses and Taxes

      Each of GEAC and NEWCO 1 will be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the transaction contemplated by this Agreement.

8.2   Joint and Several Liability

      It is agreed that the two GEAC entities specified in this Agreement will be severally and jointly liable for all obligations arising out of or in connection with this Agreement.

      The following Schedules are attached to this Agreement:

      4.1,3.4.4,4.2.2,4.2.4,4.2.9,5.1.11

8.3   Gender

      In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

8.4   Notices

      Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as provided below. Notice of change of address will also be governed by this section. Notices and other communications will be addressed as follows:

(a)   if to GEAC:

      GEAC Computer Corporation Ltd.
      Yonge Street
      Toronto, Ontario M2P 2G2
      Canada

      Attention: General Counsel

      Telecopier number: +1-416-642-8453

(b)   if to NEWCO 1

      Ingleby (1306) Limited
      1690 Park Avenue
      Aztec West
      Almondsbury
      Bristol, BS42 4RA

      Attention: Managing Director

Notwithstanding the foregoing, any notice or other communication required or permitted to be given by any party pursuant to or in connection with any arbitration procedures contained in this Agreement or in any Schedule may only be delivered by registered mail.

8.5   Invalidity of Provisions

      Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision or part of this Agreement by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Agreement. If a provision of the Agreement is declared invalid or unenforceable by a court or tribunal of competent jurisdiction, the parties will use their best efforts to replace that provision with a valid and enforceable Provision that to the extent possible, preserves the intent of the original provision.

8.6   Waiver, Amendment

      Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing. No waiver of any Provision of this Agreement will constitute a waiver of any other Provision nor will any waiver of any

      Provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.7   Choice of Law

      This Agreement is governed by and shall be construed and interpreted in accordance with the laws of Austria, without reference or application of any conflicts of laws or the United Nations Convention on Contracts for the International Sale of Goods. Claims based on this Agreement shall, to the exclusion of all other courts non-exclusive jurisdiction of Austrian courts might be more advantageous to Ingleby because it would allow them to sue at seller's corporate seat; stipulation of jurisdiction subject to Art 17 Brussels Convention; finally, we would like to draw your attention to the fact that judgements of Austrian courts cannot be enforced in Canada (with the exception of the province of British Columbia); we therefore propose to replace the provision by an arbitration clause), be filed exclusively with the court having jurisdiction for the first district of Vienna (depending on the value in dispute the Commercial District Court of Vienna ("Bezirksgericht fur Handelssachen Wien") or the Commercial Court of Vienna ("Handelsgericht Wien").


        "GEAC Canada Limited"                    "Ingleby (1306) Limited"
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         GEAC Canada Limited                      Ingleby (1306) Limited


 "GEAC Computer Corporation Limited"
--------------------------------------
  GEAC Computer Corporation Limited